                                                                 EXHIBIT 4(c)(i)

================================================================================

                              AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT

                                     among

                         THE CONNECTICUT NATIONAL BANK,
                                 Owner Trustee

                      THE FIRST NATIONAL BANK OF CHICAGO,
                           Original Indenture Trustee

              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,
                               Indenture Trustee

                       PHILIP MORRIS CREDIT CORPORATION,
                               Owner Participant

                          MESQUITE POWER CORPORATION,
                                     Seller

                                      and

                       TEXAS UTILITIES ELECTRIC COMPANY,
                                     Lessee

                            -----------------------
                         Dated as of November 28, 1989
                            ------------------------

================================================================================

                               TABLE OF CONTENTS

RECITALS.......................................................   1

SECTION 1.      Definitions....................................   2

SECTION 2.      Participation by, and Commitment of, Owner
                  Participant..................................   3

     2.1        Participation..................................   3
     2.2        Transaction Expenses...........................   4
     2.3        Funding Date: Expiration of Commitments........   4
     2.4        Termination of Commitment by Lessee............   5
     2.5        Change in Tax Laws or Assumptions..............   6
     2.6        Changes in Schedules...........................   6
     2.7        Notice of Proposed Legislation and
                  Regulations..................................   7
SECTION 3.      Purchase Sale, Financing and Lease of a
                  Facility.....................................   7

SECTION 4.      Certificate of Purchase Price; Closing.........   8

     4.1        Certificate of Purchase Price..................   8
     4.2        Closing........................................   8

SECTION 5.      Representations, Warranties and Agreements of
                  Owner Participant............................   8

     5.1        Representations, Warranties and Covenants......   8

     5.1.1      Due Organization...............................   8
     5.1.2      Due Authorization; Enforceability..............   8
     5.1.3      No Violation...................................   8
     5.1.4      Owner Participant's Liens; Performance Does
                  Not Create Liens.............................   9
     5.1.5      Acquisition for Investment.....................   9
     5.1.6      Securities Act.................................   9
     5.1.7      ERISA..........................................   9
     5.1.8      Utility Status.................................  10
     5.1.9      Holding Company Act............................  10

     5.2        Agreements.....................................  10

     5.2.1      Discharge of Liens.............................  10
     5.2.2      Transfers......................................  11

SECTION 6.      Representations, Warranties and Agreements of
                  Owner Trustee................................  11

     6.1        Representations and Warranties of Owner
                  Trustee......................................  11
     6.1.1      Due Organization...............................  11


     6.1.2      Due Authorization; Enforceability; etc.........  11
     6.1.3      No Violation...................................  12
     6.1.4      Defaults.......................................  12
     6.1.5      Litigation.....................................  12
     6.1.6      Lessor's Liens; Performance Does Not Create
                  Liens........................................  12
     6.1.7      Securities Act.................................  13
     6.1.8      Location of Chief Place of Business and Chief
                  Executive Office, etc. ......................  13
     6.1.9      Holding Company Act............................  13

     6.2        Agreements.....................................  13

     6.2.1      Discharge of Liens.............................  13
     6.2.2      Change of Chief Place of Business..............  13

SECTION 7.      Untitled.......................................  14

SECTION 8.      Representations, Warranties and Agreements
                  of Indenture Trustee.........................  14

     8.1        Representations and Warranties.................  14

     8.1.1      Due Organization...............................  14
     8.1.2      Due Authorization; Enforceability..............  14
     8.1.3      No Violation...................................  14

     8.2        Discharge of Liens.............................  14

SECTION 9.      Representations, Warranties and Agreements
                  of Lessee....................................  15

     9.1        Representations and Warranties.................  15

     9.1.1      Due Incorporation, etc. .......................  15
     9.1.2      Authorization..................................  15
     9.1.3      Execution......................................  15
     9.1.4      No Violations, etc. ...........................  15
     9.1.5      Governmental Actions...........................  16
     9.1.6      Securities Act.................................  17
     9.1.7      Title to Sites, etc. ..........................  17
     9.1.8      Location of Chief Place of Business
                  and Chief Executive Office, etc. ............  18
     9.1.9      Financial Statements...........................  19
     9.1.10     Litigation.....................................  19
     9.1.11     Tax Returns....................................  19
     9.1.12     ERISA..........................................  20
     9.1.13     Regulation.....................................  21
     9.1.14     Lease Default; Lease Event of Default;
                  Event of Loss................................  22
     9.1.15     Support Agreements.............................  22
     9.1.16     Survey of Sites................................  22

     9.1.17     Appraisal Information..........................  22
     9.1.18     Title to Facilities, etc. .....................  22
     9.2        Agreements.....................................  23

     9.2.1      Delivery of Documents..........................  23
     9.2.2      Further Assurances.............................  24
     9.2.3      Maintenance of Corporate Existence, etc. ......  25
     9.2.4      Merger, Sale, etc. ............................  25
     9.2.5      Indemnity......................................  27
     9.2.6      Inspection.....................................  27
     9.2.7      Bonds..........................................  27
     9.2.8      Certain Governmental Actions...................  27
     9.2.9      Change of Principal Place of Business..........  27
     9.2.10     Certain Lessee Actions.........................  27

SECTION 10.     Representations, Warranties and Agreements
                  of Seller....................................  28

     10.1       Representations and Warranties.................  28

     10.1.1     Due Incorporation, etc. .......................  28
     10.1.2     Authorization..................................  28
     10.1.3     Execution......................................  28
     10.1.4     No Violations, etc. ...........................  28
     10.1.5     Securities Act.................................  28
     10.1.6     Litigation.....................................  29

     10.2       Lessee Acting as Seller........................  29

SECTION 11.     Conditions Precedent...........................  29

     11.1       Conditions Precedent to Participation and
                  Commitment on the Funding Dates..............  29

     11.1.1     Operative Documents............................  30
     11.1.2     Initial Series Bonds...........................  30
     11.1.3     Certificate of Acceptance......................  30
     11.1.4     Lease Default; Lease Event of Default..........  30
     11.1.5     Filings and Recordings.........................  30
     11.1.6     Representations and Warranties.................  31
     11.1.7     Lessee's and Seller's Performance..............  31
     11.1.8     Opinions.......................................  32
     11.1.9     Insurance......................................  32
     11.1.10    Taxes..........................................  32
     11.1.11    Certificate of Purchase Price..................  32
     11.1.12    Purchase Price.................................  33
     11.1.13    Title Insurance................................  33
     11.1.14    Survey.........................................  33
     11.1.15    Appraisal......................................  33
     11.1.16    Schedules......................................  33
     11.1.17    Certain Letter.................................  33
     11.1.18    Certificates...................................  34

     11.1.19    Other Evidence.................................  34
     11.1.20    Event of Loss; Casualty........................  34
     11.1.21    Legality, etc..................................  34
     11.1.22    Tax In-Service Date............................  34
     11.1.23    Ratings........................................  34
     11.1.24    Registration Statement.........................  35

SECTION 12.     Expenses Incurred After the Funding Date.......  35

SECTION 13.     Brokerage and Finders' Fees and Commissions....  35

SECTION 14.     Survival of Representations and Warranties;
                  Binding Effect...............................  36

     14.1       Survival.......................................  36
     14.2       Binding Effect.................................  36

SECTION 15.     Notices........................................  36

SECTION 16.     Transfer of Owner Participant's Interest.......  36

SECTION 17.     Further Series of Bonds for Alterations,
                  etc. ........................................  38

SECTION 18.     Refinancing of Bonds...........................  39

SECTION 19.     Public Offering of Bonds.......................  41

SECTION 20.     Miscellaneous..................................  42

     20.1       Execution......................................  42
     20.2       GOVERNING LAW..................................  42
     20.3       Amendments, Supplements, etc...................  42
     20.4       Headings.......................................  42
     20.5       Separability...................................  42
     20.6       Entire Agreement...............................  43
     20.7       Obligations of Seller..........................  43

APPENDIX A     Definitions

SCHEDULE 1
     Annex A   - Hypothetical Basic Rent
     Annex B   - Hypothetical Casualty Values
     Annex C   - Hypothetical Loan Amortization
SCHEDULE 2     Transmission Facilities
SCHEDULE 3     Governmental Actions
SCHEDULE 4     Title Exceptions
     Annex A   - Permian Basin Title Insurance Exception
     Annex B   - De Cordova Title Insurance Exception
SCHEDULE 5     Filings and Recordings
SCHEDULE 6     Addresses for Notices

SCHEDULE PBF   Permian Basin Facility
     Annex A   - Included Property
     Annex B   - Excluded Property
SCHEDULE DCF   De Cordova Facility
     Annex A   - Included Property
     Annex B   - Excluded Property
SCHEDULE PBS   Permian Basin Site Description
     Annex A   - Permian Basin Common Site
               - Included Property
               - Excluded Property
     Annex B   - Permian Basin Turbine Site
SCHEDULE DCS   De Cordova Site Description
     Annex A   - De Cordova Common Site
               - Included Property
               - Excluded Property
     Annex B   - De Cordova Turbine Site

EXHIBITS

EXHIBIT   A    Lease
EXHIBIT   B    Indenture
EXHIBIT   C    Bill of Sale
EXHIBIT   D    Ground Lease
EXHIBIT   E    Trust Agreement
EXHIBIT   F    Certificate of Acceptance
EXHIBIT   G    Tax Indemnity Agreement
EXHIBIT   H    Certificate of Purchase Price
EXHIBIT   I    Facility Agreement

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

          THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT is dated as of November 28, 1989, among THE CONNECTICUT NATIONAL BANK, a national banking association, not in its individual capacity except to the extent set forth herein but as trustee ("Owner Trustee"), AMERICAN NATIONAL BANK AND TRUST
                        -------------
COMPANY OF CHICAGO, a national banking association, in its individual capacity to the extent set forth herein and as indenture trustee ("Indenture Trustee"),
                                                          -----------------
THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("Original
                                                                     --------
Indenture Trustee"), PHILIP MORRIS CREDIT CORPORATION, a Delaware corporation
-----------------
("Owner Participant"), MESQUITE POWER CORPORATION, a Texas corporation
-------------------
("Seller"), and TEXAS UTILITIES ELECTRIC COMPANY, a Texas corporation ("TU
                                                                        --
Electric" or "Lessee"), being an amendment and restatement of the Participation
--------      ------
Agreement, dated as of December 1, 1988, among Owner Trustee, Original Indenture Trustee, Owner Participant, TU Electric and Seller.

                                   RECITALS:
                                   --------

          A. TU Electric has entered into various purchase order contracts with General Electric Company for the purchase by TU Electric of two combustion turbine electric generating units to be located at the Permian Basin Site in Ward County, Texas.

          B. TU Electric has entered into various construction contracts for the construction on the Permian Basin Site of the Permian Basin Facility (the various purchase order contracts and construction contracts with respect to the Permian Basin Facility are hereinafter referred to as the "Permian Basin Contracts").

          C. TU Electric has entered into various purchase order contracts with General Electric Company for the purchase by TU Electric of four combustion turbine electric generating units to be located at the De Cordova Site in Hood County, Texas.

          D. TU Electric has entered into various construction contracts for the construction on the De Cordova Site of the De Cordova Facility (the various purchase order contracts and construction contracts with respect to the De Cordova Facility are hereinafter referred to as the "De Cordova Contracts").

          E. The Permian Basin Facility is to be supported by the rights described in the Permian Basin Support Agreements, which rights are necessary or desirable for the use and operation of the Permian Basin Facility.

          F. The De Cordova Facility is to be supported by the rights described in the De Cordova Support Agreements, which rights are necessary or desirable for the use and operation of the De Cordova Facility.

          G. Owner Trustee, Original Indenture Trustee, Owner Participant, Seller and Lessee have entered into that certain Participation Agreement, dated as of December 1, 1988 (the "Original Participation Agreement").

          H. The parties to the Original Participation Agreement and Indenture Trustee wish to make certain technical amendments thereto and to restate the Original Participation Agreement herein.

          I. Subject to the terms and conditions of this Agreement, on or prior to the first Funding Date, (i) Owner Participant is willing to cause Owner Trustee to enter into the Underwriting Agreement and (ii) TU Electric is willing to enter into the Underwriting Agreement.

          J. Subject to the terms and conditions of this Agreement, on the Permian Basin Funding Date (i) Seller is willing to sell the Permian Basin Facility to Owner Trustee, (ii) Owner Participant is willing to cause Owner Trustee to enter into the Lease and the Permian Basin Support Agreements, to purchase the Permian Basin Facility from Seller, to lease the Permian Basin Facility to Lessee, to issue the Initial Series Bonds and to grant a security interest to Indenture Trustee in the Indenture Estate pursuant to the Indenture, and (iii) Lessee is willing to enter into the Lease and the Permian Basin Support Agreements, and to lease the Permian Basin Facility from Owner Trustee.

          K. Subject to the terms and conditions of this Agreement, on the De Cordova Funding Date (i) Seller is willing to sell the De Cordova Facility to Owner Trustee, (ii) Owner Participant is willing to cause Owner Trustee to enter into the Lease and the De Cordova Support Agreements, to purchase the De Cordova Facility from Seller, to lease the De Cordova Facility to Lessee, to issue the Initial Series Bonds and to grant a security interest to Indenture Trustee in the Indenture Estate pursuant to the Indenture and (iii) Lessee is willing to enter into the De Cordova Support Agreements and to lease the De Cordova Facility from Owner Trustee.

          Accordingly, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby amend and restate the Original Participation Agreement, in its entirety, as follows:

          SECTION 1.     Definitions. For the purposes hereof, capitalized terms
                         -----------
used herein shall have the meanings assigned to them in Appendix A hereto. References in this Agreement to sections, subsections and paragraphs are to sections, subsections and paragraphs in this Agreement unless otherwise indicated.

          SECTION 2.  Participation by, and Commitment of, Owner Participant.
                      ------------------------------------------------------

          2.1  Participation. (a) Subject to the terms and conditions of this
               -------------
Agreement and in reliance on the representations and warranties contained herein or made pursuant hereto, on each Funding Date Owner Participant shall make an investment, through the Trust Estate, in the Permian Basin Facility or the De Cordova Facility, as the case may be, in an amount (herein referred to as Owner Participant's "Investment") equal to the product of the Purchase Price of such
               ----------
Facility and the Investment Percentage. Owner Participant's Investment and the cash purchase price for the Initial Series Bonds received by the Owner Trustee upon the sale of the Initial Series Bonds shall be made available through wire transfer in Federal or other immediately available funds on or before 11:00 a.m., New York City time, on each respective Funding Date to an account specified in writing by Owner Trustee to Owner Participant at least three (3) Business Days prior to such respective Funding Dates.

          (b) Notwithstanding any provision of this Agreement to the contrary, the Owner Participant agrees with the Lessee (and only with the Lessee and not with or for the benefit of any other Person) to make available to the Indenture Trustee on behalf of Lessee (and as a rebate of Lessee's obligation to pay Supplemental Rent as specified in Section 3.2(b) of the Lease) (i) on the Interim Rent Payment Date, an amount equal to the interest then due on the Outstanding Bonds, and (ii) on the Basic Lease Commencement Date, an amount equal to the excess of (x) the interest then due on the Outstanding Bonds over
(y) the Purchase Price of the Facilities multiplied by 0.6629804516%; provided,
                                                                      --------
however, that (A) if a Lease Event of Default has been declared, the Owner
-------
Participant's obligation to make such payment shall be postponed, as hereinafter provided and (B) if an Event of Loss shall have occurred prior to the date either such payment becomes due, the Owner Participant shall not be obligated to make any such funds available to the Indenture Trustee. If a Lease Event of Default has been declared at the time such payment is due, the Owner Participant's obligation to make such payment shall be postponed until such Lease Event of Default has been cured, whereupon the Owner Participant shall make such payment, within two Business Days after demand by the Lessee, by paying the same (less the aggregate amount, if any, previously offset by the Lessee pursuant to the second sentence of the next succeeding paragraph) to the Indenture Trustee, provided that no other Lease Event of Default has been declared and shall then be continuing. The resulting amount specified in clause
(ii)(y) of this subsection 2.1(b) shall be deemed to be part of, and to be adjusted as, Basic Rent for the purposes of Section 4 of the Lease. Nothing in this Section 2.1(b) shall be construed to limit or relieve the Lessee's absolute and unconditional obligation to pay Rent, including without limitation the obligation to pay Basic Rent on the due dates thereof pursuant to the Lease and Supplemental Rent.

          The Owner Participant agrees to reimburse the Lessee for (x) amounts, if any, of Supplemental Rent paid by the Lessee pursuant to the provisions of
Section 3.2(b) of the Lease for which Lessee is entitled to the reimbursement specified in the foregoing paragraph, plus (y) accrued interest on the unreimbursed portion thereof at a rate of 18% per annum from the date such amount is payable by the Owner Participant to but not including the date such reimbursement is made (such amount to be reimbursed being herein called the "Reimbursement Amount"). The Lessee shall be entitled to offset, without limitation of any other right the Lessee may have against any other Person, against any Rent (other than any Rent constituting Excepted Payments payable to the Owner Trustee in its individual capacity or the Indenture Trustee in its individual capacity and other than as limited by the proviso to this sentence) due from the Lessee to the Lessor or the Owner Participant under the Operative Documents, until the Lessee has been fully reimbursed for the Reimbursement Amount; provided, however, that in the case of any payment due from the Lessee
        --------  -------
to the Lessor or the Owner Participant which is distributable to the Lessor under the terms of the Indenture, the Indenture Trustee shall, pursuant to the Indenture return to the Lessee the Reimbursement Amount specified by the Lessee to the Indenture Trustee to the extent of the amount distributable to the Lessor under the Indenture (but not any amounts distributable to the Indenture Trustee in its individual capacity or to any of the holders of the Bonds). No such offset or aggregate combined effect of separate offsets shall be made if the effect would be to reduce the amount of Supplemental Rent or Basic Rent due on the Interim Rent Payment Date, the Basic Lease Commencement Date or any Basic Rent Payment Date to an amount insufficient to pay in full the payments then required to be made on account of the principal of, and interest on, the Bonds.

          2.2  Transaction Expenses. If the transactions contemplated by this
               --------------------
Agreement are consummated, Owner Participant shall pay all Transaction Expenses when due or promptly reimburse Lessee therefor. If the transactions contemplated by this Agreement are not consummated, Lessee shall pay all Transaction Expenses when due; provided, however, that Lessee shall not be obligated to pay
          --------  -------
Transaction Expenses incurred by Owner Participant if such transactions shall not be consummated by reason of a breach by Owner Participant of its obligations hereunder.

          2.3  Funding Date: Expiration of Commitments. (a) The Permian Basin
               ---------------------------------------
Funding Date shall be December 6, 1989 and the De Cordova Funding Date shall be December 6, 1989, or such other dates which Lessee shall specify upon not less than three (3) Business Days' notice to each of the other parties hereto and in accordance with paragraph (b) below.

          (b) The commitment of Owner Participant to make its Investment on each Funding Date shall expire at 11:59 p.m., New York City time, on the later of June 30, 1990, and the date selected by Lessee which shall not be later than December 31, 1990. If the Funding Date for either Facility shall not have occurred prior to the expiration of Owner Participant's commitment, Owner Participant shall have no obligations under this Agreement with respect to such Facility. If such expiration date is extended as provided in this paragraph (b), the parties hereto will be obligated under this Agreement until such extended date and agree to enter into such technical amendments, supplements and documents and to do such further acts and things as Lessee and Owner Participant may reasonably require, and only those reasonably required, in order to reflect such deferral and the effect thereof; provided, that no such party shall be
                                      --------
obligated to enter into any such amendment, supplement or document or to do any such act or thing if, in such party's reasonable judgment, such party would be adversely affected thereby.

          2.4  Termination of Commitment by Lessee. (a) In the event that an
               -----------------------------------
adjustment pursuant to subsection 4.1 of the Lease required to be made pursuant to subsection 2.5 hereof (or a potential adjustment pursuant to clause (2) or
(5) of subsection 4.1 of the Lease) would result in an increase in Basic Rent payable during the Basic Term and such increase would result in a change in the pretax present value as of a respective Funding Date of aggregate Basic Rent payable during the Basic Term of at least 400 basis points (when discounted at an annual rate of 10.75% on a semiannual basis) as originally calculated, Lessee may, in its sole discretion and by notice to the parties hereto, terminate the commitment of Owner Participant with respect to any Facility for which the Funding Date has not occurred, provided, however, that whenever an adjustment
                               --------  -------
required by subsection 4.1 of the Lease would (or could, in the case of such a potential adjustment) result in an increase of 400 basis points or more in the pretax present value of Basic Rent as set forth above, and if directed to do so by notice in writing by Owner Participant, Lessee and Owner Trustee shall make such adjustment (or shall be permitted in the future to make such an adjustment, in the case of such a potential adjustment) only to the extent that there is a resulting increase in such pretax present value of Basic Rent of 399 basis points, and shall not be entitled to terminate the commitment of Owner Participant as a result of such adjustment.

          (b) In the event that an adjustment pursuant to subsection 4.1 of the Lease or subsection 4.2(iv) of the Lease required to be made pursuant to subsection 2.5 hereof (or a potential adjustment pursuant to clause (2) or (5) of subsection 4.1 of the Lease) would cause the Lessee to be advised by its independent accountants against the use of operating lease accounting treatment pursuant to the Financial Accounting Standards Boards' ("FASB") Rule 13 (or any successor rule thereto), Lessee may, in its sole discretion and by notice to the parties hereto, terminate the commitment of Owner Participant with respect to any Facility for which the Funding Date has not occurred; provided, however, that such commitment shall not
                               --------  -------
be so terminated if Owner Participant proposes amendments or supplements to the Operative Documents which do not materially adversely affect the rights or obligations of any party hereto and which would, in the opinion of Lessee's independent accountants, preserve such operating lease accounting treatment and, in such circumstances, the parties hereto shall enter into such amendments or supplements or do such further acts and things as may be reasonably required in order to so preserve operating lease accounting treatment thereof pursuant to FASB Rule 13 (or any successor rule thereto).

          (c) If Lessee terminates the commitment of Owner Participant, all obligations of Owner Participant to Lessee and, except as expressly provided herein, of Lessee to Owner Participant, with respect to any Facility for which the Funding Date has not occurred, shall cease and terminate.

          2.5  Change in Tax Laws or Assumptions. Subject to subsection 2.4(a)
               ---------------------------------
hereof, in the event that at any time prior to a Funding Date with respect to a Facility there shall have occurred any event or condition which would require an adjustment pursuant to subsection 4.1, 4.2 or 4.5 of the Lease, Basic Rent and Casualty Values shall be adjusted by Owner Participant, Lessee and Owner Trustee pursuant to and in accordance with subsection 4.1, 4.2 or 4.5 of the Lease, as the case may be, and such adjusted amounts shall be included in the Lease.

          2.6  Changes in Schedules. It is understood that, as of the date of
               --------------------
the execution and delivery hereof, construction of the Permian Basin Facility and the De Cordova Facility is not completed and that Schedules PBF, DCF, PBS, DCS and 4 may require modification on or prior to the respective Funding Dates. If any such schedule shall require modification, Lessee or Lessor shall, at least ten (10) Business Days prior to the respective Funding Date, furnish, by notice, copies of such revised schedule to the parties hereto, and, unless notified by any party hereto at least three Business Days prior to such Funding Date that such revision would adversely affect such party's interests hereunder or under the Operative Documents, such revised schedule shall be deemed to replace the corresponding schedule hereto as of such Funding Date. Subject to subsection 2.3(b) hereof, in the event that a party hereto shall have so notified Lessee of such an adverse effect, such Funding Date shall be delayed pending the development of mutually satisfactory schedules.

          2.7  Notice of Proposed Legislation and Regulations. On or before
               ----------------------------------------------
seven days prior to the Funding Date with respect to a Facility, Owner Participant shall deliver to Lessee, in writing, notice of (a) each section in any proposed legislation as of such date with respect to which it will, if such section is enacted within one year after the Funding Date with respect to a Facility, request an adjustment of Basic Rent and Casualty Value with respect to such Facility pursuant to clause
(2) of subsection 4.1 of the Lease and subsection 2.5 of the Participation Agreement and (b) each section in any proposed Treasury Regulation as of such date with respect to which it will, if such section is promulgated as a temporary or final regulation after the Funding Date, request an adjustment of Basic Rent and Casualty Value with respect to such Facility pursuant to clause
(5) of subsection 4.1 of the Lease and subsection 2.5 of the Participation Agreement. The Owner Participant shall, on the Funding Date with respect to a Facility, update such notice to include any sections described in clause (a) or clause (b) of the preceding sentence which have been proposed following such notice and on or before such Funding Date.

          SECTION 3.     Purchase Sale, Financing and Lease of a Facility.
                         ------------------------------------------------
Subject to satisfaction of the conditions of Section 11, on the Funding Date for a Facility:

          (a) Owner Participant shall deposit with Owner Trustee an amount in immediately available funds equal to Owner Participant's Investment for such Facility;

          (b) the Initial Series Bonds shall be sold pursuant to the Underwriting Agreement against payment of the purchase price thereof in an amount in immediately available funds equal to the product of the Debt Percentage and the Purchase Price for such Facility;

          (c) as evidenced by the Bill of Sale for such Facility, Owner Trustee shall purchase, and Seller shall sell, such Facility against payment of the Purchase Price therefor;

          (d) pursuant to the Ground Lease for such Facility, Seller shall assign the Original Ground Lease and the Ground Interest for such Facility to Owner Trustee and Owner Trustee shall accept the assignment of the Original Ground Lease and the Ground Interest for such Facility; and

          (e) pursuant to the Lease, Owner Trustee shall lease such Facility to Lessee and Lessee shall lease such Facility from Owner Trustee.

          SECTION 4.     Certificate of Purchase Price; Closing.
                         --------------------------------------

          4.1  Certificate of Purchase Price. At least three (3) Business Days
               -----------------------------
prior to the Funding Date for a Facility, Lessee shall deliver a completed Certificate of Purchase Price to Owner Trustee, Owner Participant and Indenture Trustee, as provided in subsection 11.1.11 hereof, dated as of a date not earlier than 30 days prior to such Funding Date. All documents and instruments required to be delivered on such Funding Date pursuant to this Agreement shall be delivered at the offices of Reid & Priest, special New York counsel to Lessee, or at such other location as may be determined by the Owner Participant and Lessee.

          4.2  Closing.  Upon satisfaction of the conditions of subsection 4.1
               -------
and Section 11, on the Funding Date for a Facility, Owner Trustee shall pay or cause to be paid the Purchase Price for such Facility identified in the Certificate of Purchase Price for such Facility in immediately available funds to, or as directed by, Seller.

          SECTION 5.     Representations, Warranties and Agreements of Owner
                         ---------------------------------------------------
Participant.
-----------

          5.1   Representations, Warranties and Covenants. Owner Participant
                -----------------------------------------
represents and warrants that:

          5.1.1 Due Organization. Owner Participant is a corporation duly
                ----------------
organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement and each other Operative Document to which it is or will be a party.

          5.1.2  Due Authorization; Enforceability. This Agreement and each
                 ---------------------------------
other Operative Document to which it is or will be a party have been or, when executed and delivered will be, duly authorized, executed and delivered by Owner Participant and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto and the correctness of Lessee's representations in paragraphs 9.1.5 and 9.1.13 hereof, are or upon execution and delivery thereof will be legal, valid and binding obligations of Owner Participant, enforceable against Owner Participant in accordance with their respective terms.

          5.1.3 No Violation. The execution and delivery by Owner Participant of
                ------------
this Agreement and each other Operative Document to which it is or will be a party are not and will not be, and the performance by Owner Participant of its obligations under each will not be, inconsistent with its charter documents or by-laws, do not and will not contravene any Governmental Rule, assuming the correctness of Lessee's representations in paragraphs 9.1.5 and 9.1.13 hereof, applicable to it, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which Owner Participant is a party or by which it or its property is bound, or require any Governmental Action assuming the correctness of Lessee's representations in paragraphs 9.1.5 and 9.1.13 hereof.

          5.1.4 Owner Participant's Liens; Performance Does Not Create Liens.
                ------------------------------------------------------------
Neither the execution and delivery by Owner

Participant of this Agreement or any other Operative Document to which it is or will be a party nor the performance by it of its obligations hereunder or thereunder will subject the Trust Estate or the Indenture Estate, or any portion thereof, to any Lien under any indenture, mortgage, contract or other instrument to which Owner Participant is a party or by which it is bound, other than the Indenture, and Owner Participant has not taken or knowingly omitted to take any action which would result in the creation of any Lien on any part of the Trust Estate or the Indenture Estate assuming the correctness of Lessee's representations in paragraphs 9.1.5 and 9.1.13 hereof.

          5.1.5     Acquisition for Investment. Owner Participant is acquiring
                    --------------------------
its interest in the Trust Estate for its own account for investment and not with a view to, or for the sale in connection with, any distribution of any such interest, except that Owner Participant reserves the right to assign any of or all such interest to the extent permitted by the terms of this Agreement and the Trust Agreement.

          5.1.6     Securities Act. Other than the offering and sale of the
                    --------------
Initial Series Bonds, neither Owner Participant nor anyone authorized by Owner Participant has directly or indirectly offered or sold any interest in the Trust Estate or in any similar security relating to the Facilities, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person, and neither Owner Participant nor anyone authorized to act on its behalf will take any action which would subject the issuance of any interest in the Trust Estate (other than the Initial Series Bonds) to the provisions of Section 5 of the Securities Act.

          5.1.7     ERISA. Owner Participant is not acquiring, either directly
                    -----
or indirectly, any part of its interest in the Trust Estate with the "plan assets" of any "employee benefit plan" within the meaning of Section 3(3) of ERISA, as interpreted by the Service and the U.S. Department of Labor ("DOL") in rules, regulations, releases or bulletins in effect on the date of the execution hereof, or any other entity described in Section 4975(e)(1) of the Code or
Section 3(2) of ERISA (collectively, a "Plan").

          5.1.8     Utility Status. Assuming the correctness of Lessee's
                    --------------
representations in paragraphs 9.1.5 and 9.1.13 hereof, none of Owner Participant or its Affiliates is:

          (i) an "electric utility", an "electric utility company", a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "subsidiary company" or "holding company" or "public utility" within the meaning of the Holding Company Act or subject to regulation under the Holding Company Act or subject to the jurisdiction, control or regulation of the Commission thereunder;

          (ii) an "electric utility", an "electric utility company", a "public utility" within the meaning of the Federal Power Act or subject to regulation under the Federal Power Act or subject to the jurisdiction, control or regulation of the Federal Energy Regulatory Commission thereunder;

          (iii) a Texas Public Utility subject to regulation as such under any comparable law of the State of Texas or subject to the jurisdiction, control or regulation of the PUC as a Texas Public Utility; or

          (iv) subject to the jurisdiction, control or regulation by any other Governmental Authority under any other Governmental Rules relating to electric public utilities or the production, sale or transmission of electric energy.

          5.1.9     Holding Company Act. The Owner Participant is primarily
                    -------------------
engaged in one or more businesses other than the business of a public utility company, or is a company all of whose equity interest is owned by one or more companies so engaged, either directly or through subsidiaries, within the meaning of Rule 7(d)(1)(B) under the Holding Company Act.

          5.2  Agreements. Owner Participant covenants and agrees that:
               ----------

          5.2.1     Discharge of Liens. Owner Participant will not create or
                    ------------------
permit to exist, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Owner Participant's Liens on any part of the Leased Assets, the Trust Estate, the Indenture Estate, or title thereto or any interest therein; provided,
                                                                --------
however, that Owner Participant shall not be required to so discharge any such
-------
Owner Participant's Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as (i) such proceedings shall not involve any material danger of the sale, forfeiture or loss, and shall not interfere with the use or disposition, of any part of the foregoing, and
(ii) Owner Participant shall have provided reserves deemed by it to be adequate in respect of any such Lien.

          5.2.2     Transfers. Any transfer or assignment by Owner Participant
                    ---------
of its interest in the Trust Estate shall be subject to, and shall be effected in accordance with, the terms and conditions hereof and of the Trust Agreement.

          SECTION 6.  Representations, Warranties and Agreements of Owner
                      ---------------------------------------------------
Trustee.
-------

          6.1  Representations and Warranties of Owner Trustee. The Connecticut
               -----------------------------------------------
National Bank ("CNB"), as Owner Trustee and in its individual capacity to the extent set forth herein, represents and warrants that:

          6.1.1     Due Organization. CNB is a national banking association
                    ----------------
validly existing in good standing under the banking laws of the United States of America and has the corporate power and authority to enter into and perform its obligations (a) in its individual capacity under the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement and (b) acting as Owner Trustee under the Trust Agreement, under this Agreement and each other Operative Document to which it is or will be a party as Owner Trustee.

          6.1.2     Due Authorization; Enforceability; etc. This Agreement and
                    ---------------------------------------
each other Operative Document to which CNB is or will be a party have been or will be (to the extent it is to be a party thereto in its individual capacity), or (to the extent it is to be a party thereto as Owner Trustee) upon due direction by Owner Participant or its successors or assigns pursuant to the Trust Agreement, duly authorized, executed and delivered by or on behalf of CNB (in its individual capacity or in its capacity as Owner Trustee, as the case may be) and, assuming due authorization, execution and delivery by the other parties hereto and thereto, are or upon execution and delivery will be legal, valid and binding obligations of CNB (in its individual capacity or in its capacity as Owner Trustee, as the case may be) enforceable against it in accordance with their respective terms. Upon execution of the Initial Series Bonds by CNB, as Owner Trustee, authentication thereof by Indenture Trustee and delivery thereof against payment or the giving of consideration therefor in accordance with the Indenture and this Agreement, the Initial Series Bonds will be legal, valid and binding obligations of CNB, as Owner Trustee, enforceable against it in accordance with their respective terms.

          6.1.3     No Violation. The execution and delivery by (a) CNB, in its
                    ------------
individual capacity, of the Trust Agreement and, to the extent it is party hereto in its individual capacity, this Agreement and (b) CNB, in its capacity as Owner Trustee, of each Operative Document to which Owner Trustee is or will be party, are not or will not be, and the performance by CNB in its individual capacity or as Owner Trustee, as the case may be, of its obligations under each will not be, inconsistent with the charter documents or by-laws of CNB, do not and will not contravene any Connecticut or United States Governmental Rule (assuming the correctness of Lessee's representations in paragraphs 9.1.5 and 9.1.13 hereof) applicable to CNB or the banking or trust powers of CNB and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which CNB is a party or by which it or its property is bound or require any Connecticut or Federal Governmental Action relating to its banking or trust powers (assuming the correctness of Lessee's representations in paragraphs 9.1.5 and 9.1.13 hereof), except that it has made the filing required by Section 131.3 of the New York Banking Law and Section 105A of the Texas Probate Code Annotated (Vernon 1980).

          6.1.4     Defaults. To the best knowledge of CNB, in its capacity as
                    --------
Owner Trustee, no Indenture Default or Indenture Event of Default has occurred and is continuing. CNB in its capacity as Owner Trustee is not in violation in any respect of any terms of this Agreement or any other Operative Document to which it is a party.

          6.1.5     Litigation. There is no action, suit, investigation or
                    ----------
proceeding pending or, to the knowledge of CNB, threatened against CNB (in its individual capacity or as Owner Trustee) before any court, arbitrator or administrative or governmental body governing its banking or trust powers which, individually or in the aggregate, if decided adversely to the interests of CNB (in either such capacity), would have a materially adverse effect upon the ability of CNB (in either such capacity) to perform its obligations under this Agreement or any other Operative Document to which it is or will be a party (in either such capacity).

          6.1.6     Lessor's Liens; Performance Does Not Create Liens. Neither
                    -------------------------------------------------
the execution and delivery by CNB (in its individual capacity or as Owner Trustee, as the case may be) of this Agreement or any other Operative Document to which it is or will be a party nor the performance by it of its obligations hereunder or thereunder will subject the Trust Estate or the Indenture Estate, or any portion thereof, to any Lien under any indenture, mortgage, contract or other instrument to which CNB (in its individual capacity or as Owner Trustee, as the case may be) is a party or by which it is bound, other than the Indenture.

          6.1.7     Securities Act. Other than the offering and sale of the
                    --------------
Initial Series Bonds, neither CNB (in its individual capacity or as Owner Trustee) nor anyone authorized by CNB (in its capacity as Owner Trustee) has directly or indirectly offered or sold any interest in the Trust Estate or the Indenture Estate or in any similar security relating to the Facilities, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person, and neither CNB (in its individual capacity or as Owner Trustee) nor anyone authorized to act on its behalf will take any action which would subject the issuance of any interest in the Trust Estate or the Indenture Estate (other than the Initial Series Bonds) to the provisions of Section 5 of the Securities Act.

          6.1.8 Location of Chief Place of Business and Chief Executive Office,
                ---------------------------------------------------------------
etc. CNB's chief place of business, chief executive office, and office where the
----
documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Document are kept are located in Hartford, Connecticut.

          6.1.9 Holding Company Act. CNB, in its individual capacity, is
                -------------------
primarily engaged in one or more businesses other than the business of a public utility company, or is a company all of whose equity interest is owned by one or more companies so engaged, either directly or through subsidiaries, within the meaning of Rule 7(d)(1)(B) under the Holding Company Act.

          6.2 Agreements. CNB covenants and agrees as Owner Trustee and in its
              ----------
individual capacity that:

          6.2.1 Discharge of Liens. It will not create or permit to exist, and
                ------------------
will, at its own cost and expense, promptly take such action as may be necessary to duly discharge all Lessor's Liens on any part of the Leased Assets, the Trust Estate, the Indenture Estate, or title thereto or any interest therein; provided, however, that Owner Trustee shall not be required to so discharge any
--------  -------
such Lessor's Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as (i) such proceedings shall not involve any material danger of the sale, forfeiture or loss, and shall not interfere with the use or disposition, of any part of the foregoing, and
(ii) Owner Trustee shall have provided reserves deemed by it to be adequate in respect of any such Lien.

          6.2.2 Change of Chief Place of Business. CNB shall give prompt notice
                ---------------------------------
to Lessee, Owner Participant and Indenture Trustee if CNB's chief place of business or chief executive office shall cease to be located in the State of Connecticut.

          SECTION 7.     Untitled.
                         --------

          [This Section intentionally left blank.]

          SECTION 8.     Representations, Warranties and Agreements of Indenture
                         -------------------------------------------------------
Trustee.
-------

          8.1 Representations and Warranties. Indenture Trustee represents and
              ------------------------------
warrants in its individual capacity that:

          8.1.1 Due Organization. Indenture Trustee is a national banking
                ----------------
association duly organized and validly existing in good standing under the banking laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under this Agreement, and each other Operative Document to which it is or will be a party.

          8.1.2  Due Authorization; Enforceability. This Agreement and each
                 ---------------------------------
other Operative Document to which it is or will be a party have been, or when executed and delivered will be, duly authorized, executed and delivered by Indenture Trustee and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto and the correctness of Lessee's representations in paragraphs 9.1.5 and 9.1.13 hereof, are, or upon execution and delivery thereof will be, legal, valid and binding obligations of Indenture Trustee, enforceable against it in accordance with their respective terms.

          8.1.3  No Violation. The execution and delivery by Indenture Trustee
                 ------------
of this Agreement and each other Operative Document to which it is or will be a party are not and will not be, and the performance by it of the obligations under each will not be, inconsistent with the charter documents or by-laws of Indenture Trustee, do not and will not contravene any Governmental Rule, assuming the correctness of Lessee's representations in paragraphs 9.1.5 and
9.1.13 hereof, applicable to it, or require any Governmental Action, assuming the correctness of Lessee's representations in paragraphs 9.1.5 and 9.1.13 hereof, except for the filings required by Section 105A of the Texas Probate Code Annotated (Vernon 1980) and Section 131.3 of the New York Banking Law.

          8.2  Discharge of Liens. Indenture Trustee covenants and agrees in its
               ------------------
individual capacity that it will not create or permit to exist, and will, at its own cost and expense, promptly take such action as may be necessary to discharge, all Indenture Trustee's Liens on any part of the Leased Assets, the Trust Estate or the Indenture Estate, or title thereto or any interest therein; provided, however, that Indenture Trustee shall not be required to so discharge
--------  -------
any such Indenture Trustee's Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as (i) such proceedings shall not involve any material danger of the sale, forfeiture or loss, and shall not interfere with the use or disposition, of any part of the foregoing, and (ii) Indenture Trustee shall have provided reserves deemed by it to be adequate in respect of any such Lien.

          SECTION 9.     Representations, Warranties and Agreements of Lessee.
                         ----------------------------------------------------

          9.1  Representations and Warranties. Lessee represents and warrants
               ------------------------------
that:

          9.1.1  Due Incorporation, etc. Lessee is a corporation duly organized
                 -----------------------
and validly existing in good standing under the laws of the State of Texas and has the corporate power and authority to carry on its business as presently conducted, to own its property, to lease the Facilities from Owner Trustee pursuant to the Lease, to lease the Ground Interests to Owner Trustee pursuant to the Ground Leases and to perform its obligations under this Agreement and each other Operative Document to which it is or will be a party. Lessee has not failed to qualify to do business in any jurisdiction where failure so to qualify would materially and adversely affect the financial condition of Lessee or affect its ability to perform any of its obligations under this Agreement or any other Operative Document to which it is or will be a party.

          9.1.2  Authorization. The execution, delivery and performance by
                 -------------
Lessee of this Agreement and each other Operative Document to which it is or will be a party have been duly authorized by all necessary corporate action on the part of Lessee and do not, and will not, require the consent or approval of any shareholder of Lessee or any trustee or holder of any indebtedness or other obligation of Lessee or any other Person which is a party to any other agreement with Lessee, except for the release of the Ground Interests from the Lien of the Existing Mortgages, which shall have been obtained on or prior to the Funding Date for the Facility to which each Ground Interest pertains.

          9.1.3  Execution. This Agreement and each other Operative Document to
                 ---------
which it is or will be a party have been or when executed and delivered will be, duly executed and delivered by Lessee and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto are, or upon execution and delivery thereof will be, legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms.

          9.1.4  No Violations, etc. The execution and delivery by Lessee of
                 -------------------
this Agreement and each other Operative Document to which it is or will be a party are not and will not be, and the performance by Lessee of its obligations under each will not be, inconsistent with its charter documents or by-laws, do not and will not contravene any Governmental Rule or Governmental Action applicable to it, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which Lessee is a party or by which it or its property is bound, or has resulted or will result in the creation or imposition of any Lien (other than Permitted Interest Liens or Permitted Project Liens) upon any property of Lessee; except, with respect to each Funding Date, as disclosed in any annual, quarterly or current reports filed by Lessee with the Commission prior to such Funding Date, there is no such provision which materially adversely affects or (so far as Lessee now can reasonably foresee) in the future is likely to materially adversely affect the properties, business or financial condition of Lessee; there is no such provision which materially adversely affects or

(so far as Lessee now can reasonably foresee) in the future is likely to materially adversely affect Lessee's ability to perform its obligations under this Agreement or any other Operative Document to which it is or will be a party; and Lessee is not in default under or with respect to the provisions of its charter documents, by-laws, any Governmental Rule or Governmental Action (except as disclosed in any annual, quarterly or current reports filed by Lessee with the Commission prior to the date of the execution and delivery hereof) or any indenture, mortgage, lease or any other agreement or instrument to which Lessee is a party or by which it or any of its properties is bound which could be materially adverse to the properties, business, or financial condition of Lessee or (so far as Lessee now can reasonably foresee) in the future is likely to materially adversely affect the ability of Lessee to perform its obligations under this Agreement or any of the other Operative Documents to which it is or will be a party.

          9.1.5  Governmental Actions. No Governmental Actions are or (so far as
                 --------------------
Lessee now can reasonably foresee) will be required (a) in connection with the participation by Lessee, Seller, Owner Trustee, Indenture Trustee or Owner Participant in the consummation of the transactions contemplated by this Agreement and each other Operative Document, or (b) to be obtained by Lessee, Seller, Owner Trustee, Indenture Trustee or Owner Participant with respect to the sale, ownership, use, lease, occupancy, operation or maintenance of the Leased Assets including, without limitation, compliance with Governmental Rules, or (c) in connection with the execution and delivery by any of such Persons of any of the Operative Documents, except, in each case under (a), (b) and (c) above, (i) such as may be required under applicable Governmental Rules providing for the supervision or regulation of the business of the Owner Trustee, Indenture Trustee or Owner Participant (not including Governmental Rules specifically relating to ownership, operation, maintenance, control or financing of electric utility assets applicable solely because of such Person's execution of any of the Operative Documents or performance thereunder and participation in the transactions contemplated thereby), (ii) Governmental Actions specified on
Schedule 3, all of which have been given, taken or accomplished except as otherwise described in such Schedule 3, (iii) appropriate filings and recordings to perfect the Lien of the Indenture and the ownership interest of the Owner Trustee under each Bill of Sale and the leasehold interest of Owner Trustee under each Ground Lease and release the Liens of the Existing Mortgages, (iv) such as may be required under existing Governmental Rules to be obtained, given, accomplished or renewed from time to time in connection with the maintenance or operation of the Facilities, and which are routine in nature or which cannot be obtained, or are not normally applied for, prior to the time they are required, or which are not required to be obtained prior to the date of this Agreement, and which Lessee has no reason to believe will not be timely obtained, (v) as may be required in consequence of any utility status of such Person following any transfer of ownership of a Facility by Owner Trustee or any relinquishment of use or operation of a Facility by Lessee, (vi) the Registration Statement shall have been filed with the Commission and shall have been declared effective as contemplated by the Underwriting Agreement and the Indenture shall have been qualified under the Trust Indenture Act on or prior to the first Funding Date to occur or (vii) as may be required under any Governmental Rule enacted or adopted after the date of this representation. The representation contained in this paragraph is given in reliance on the representations and warranties contained in paragraphs 5.1.3, 5.1.5, 5.1.6, 6.1.3, 6.1.7 and 8.1.3.

          9.1.6  Securities Act. Other than the offering and sale of the Initial
                 --------------
Series Bonds, neither Lessee nor anyone authorized by it has directly or indirectly offered or sold any interest in the Trust Estate or in any similar security relating to the Facilities, or in any security the offering of which for purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person, other than Owner Participant and the institutions referred to in a letter or letters dated the respective Funding Dates, from Salomon Brothers Inc., with respect to the offering and sale of interests in the Trust Estate and neither Lessee nor anyone authorized to act on its behalf will take any action which would subject the issuance of any interest in the Trust Estate (other than the Initial Series Bonds) to the provisions of Section 5 of the Securities Act.

          9.1.7  Title to Sites, etc. The Permian Basin Site and the De Cordova
                 --------------------
Site are owned by Lessee. Lessee has all property and ownership rights and contractual rights necessary to perform its obligations under the Facilities Agreements, which properties and rights are free and clear of all Liens (other than Liens (including the Liens of the Existing Mortgages) which do not (except in the case of an exercise of remedies under an Existing Mortgage if a default exists thereunder) in the aggregate materially adversely affect or interfere with the occupancy, use or operation of such properties and rights for the performance of such obligations or the economic value, utility, Useful Life or condition of the Leased Assets or Lessee's peaceful and quiet use and possession of its ownership interest therein) and there are no material impediments to the exercise of such rights by Lessee or any imminent danger that such rights will be lost or forfeited. On the Funding Date for a Facility, (i) a good and valid leasehold interest in the Ground Interest for such Facility will be duly, validly and effectively conveyed and transferred to Owner Trustee, upon the terms and conditions of the Ground Lease for such Facility, free and clear of all Liens other than Permitted Interest Liens and Permitted Project Liens, (ii) the filings and recordings listed on Schedule 5 in respect of such Facility are all the filings and recordings necessary or advisable to perfect Owner

Trustee's right, title and interest in and to the portion of the Leased Assets relating to such Facility, and to perfect for the benefit of Indenture Trustee and the holders of the Bonds the first mortgage lien and first priority security interest provided for in the Indenture, and all such filings and recordings will have been duly made, subject to requirements for filing continuation statements,
(iii) no action, including any action reasonably to comply with any fraudulent conveyance statute, will be required to protect the title and interest of Owner Trustee in and to the Leased Assets against the claims of all Persons whomsoever or to perfect such first mortgage Lien and first priority security interest in favor of Indenture Trustee and (iv) as of the Permian Basin Funding Date, all material rights in respect of the Permian Basin Contracts will have been, and, as of the De Cordova Funding Date, the De Cordova Contracts will have been, validly assigned to Owner Trustee, including in each case any and all material warranties of and other claims against dealers, manufacturers, vendors, contractors and subcontractors and all material indemnities with respect to patent infringements and other related general intangibles. On and after the Funding Date for a Facility, none of the Permitted Project Liens described in clause (a) of the definition thereof will materially interfere with the use of, or the exercise by Lessor or Indenture Trustee (as assignee under the Indenture) of their rights with respect to, the Leased Assets or the Facility Agreement for such Facility.

          9.1.8  Location of Chief Place of Business and Chief Executive Office,
                 ---------------------------------------------------------------
etc. The chief place of business and chief executive office of Lessee and the
----
office where it keeps its records concerning its accounts and contract rights is in Dallas County, Texas.

          9.1.9  Financial Statements. The balance sheet of Lessee at December
                 --------------------
31, 1988 and the related statements of income and source of funds for construction for the fiscal year ended on such date, certified by Deloitte Haskins & Sells, copies of which, as contained in or incorporated by reference in Lessee's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, have heretofore been furnished to Owner Participant present fairly the financial position of Lessee at such dates and the results of its operations or cash flows for the fiscal years then ended. The unaudited balance sheets of Lessee at March 31, 1989, June 30, 1989 and September 30, 1989 and the related unaudited statements of income for the three-, six- and nine-month periods ended on such dates, copies of which (as contained in Lessee's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1989, June 30, 1989 and September 30, 1989) have heretofore been furnished to Owner Participant and any Quarterly Report on Form 10-Q filed by Lessee with the Commission after the date hereof and prior to the last Funding Date to occur, which will be furnished to Owner Participant, as of their respective dates present and will present fairly the financial position of Lessee at such dates and the results of its operations or cash flows for the periods then ended, subject to year-end audit adjustments. All such financial statements and reports, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied (except as otherwise disclosed therein).

          9.1.10  Litigation. There is no action, suit, investigation or
                  ----------
proceeding pending or, to the knowledge of Lessee, threatened against Lessee or its properties before any court, arbitrator or administrative or governmental body which, individually or in the aggregate (so far as Lessee now can reasonably foresee), is likely to have a material adverse effect on the properties, business or financial condition of Lessee (other than such actions, suits, investigations or proceedings referred to in Lessee's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, Lessee's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1989, June 30, 1989 and September 30, 1989 or with respect to each Funding Date, any subsequent quarterly or current reports filed with the Commission prior to such Funding
Date) or (so far as Lessee now can reasonably foresee) is likely to materially and adversely affect the ability of Lessee to perform its obligations under this Agreement or any other Operative Document to which it is or will be a party or would affect the legality, validity or enforceability of any of the Operative Documents.

          9.1.11    Tax Returns. All Federal, state, local and foreign tax
                    -----------
returns, if any, which were required to be filed with respect to Lessee have been filed, and all Taxes levied upon Lessee or any of its properties, assets, income or franchises which are due and payable have been paid, other than those presently payable without penalty or interest, or of which the amount, applicability or validity is in dispute and is currently being contested in good faith by appropriate proceedings. Lessee does not know of any proposed Tax assessment against it and in its opinion all Tax liabilities of Lessee are adequately provided for on the books of Lessee. There are no Taxes payable in connection with the execution or recordation of either Bill of Sale, the Lease, either Ground Lease, or the Indenture, the filing of financing statements with respect thereto or the sale or transfer of the Facilities or any part thereof or the execution, delivery or consummation of this Agreement and the other Operative Documents and the transactions contemplated hereby and thereby or upon or with respect to the Trust Estate or the Indenture Estate, except for Taxes with respect to a Facility paid on or prior to the Funding Date relating thereto or other Taxes which Lessee is obligated to pay for or on behalf of an Indemnitee pursuant to subsection 14.2 of the Lease or Taxes based upon the net income of any Person.

          9.1.12    ERISA. No material liability to the Pension Benefit Guaranty
                    -----
Corporation has been or is expected by Lessee to be incurred by Lessee with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) and which is subject to Title IV of ERISA, which is or has been established or maintained, or to which contributions are or have been made, by Lessee or any trade or business (whether or not incorporated) which, together with Lessee, is under common control as described in Section 414(b), (c) or (m) of the Code (being referred to hereinafter as a "Pension Plan"); the present value of all benefits vested under each Pension Plan (based on the assumptions used to fund such Pension Plan) did not, as of the last valuation date applicable thereto, exceed the value of the assets of such Pension Plan allocable to such vested benefits; there has been no complete or partial withdrawal within the meaning of Section 4201 of ERISA by Lessee or any of its subsidiaries from any Pension Plan which is a multi-employer plan within the meaning of Section 4001(a)(3) of ERISA; there has been no reportable event (within the meaning of Section 4043(b) of ERISA) with respect to any Pension Plan, or any other event or condition, which presents a material risk of termination of any Pension Plan by the Pension Benefit Guaranty Corporation; and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan; neither Lessee nor any Pension Plan or any trust created thereunder has engaged in a "prohibited transaction," within the meaning of
Section 406 of ERISA or Section 4975 of the Code, which could subject Lessee or any party dealing with any such Plan or trust to any material tax or penalty on prohibited transactions imposed by ERISA or the Code; and the execution and delivery of this Agreement and the initial acquisition by Owner Participant of its interest in the Trust Estate will not involve any prohibited transaction within the meaning of Section 406(a) of ERISA or Section 4975(c)(1)(A) through
(D) of the Code (such representation being made in reliance upon and subject to the accuracy of the representations contained in paragraph 5.1.7) which could subject Lessee or any party dealing with any such Plan or trust to any material tax or penalty on prohibited transactions imposed by ERISA or the Code.

          9.1.13    Regulation. By virtue of the execution, delivery and
                    ----------
performance of the Operative Documents by the parties thereto, based upon the provisions of the Holding Company Act and the Federal Power Act and the rules and regulations under each such Act and the laws of the State of Texas and Governmental Authorities thereof, as the foregoing are in effect on the date hereof, neither Owner Trustee, Indenture Trustee nor Owner Participant will be or become, prior to the Lessor Possession Date, by virtue of the execution, delivery or performance of the Operative Documents:

          (i) an "electric utility", and "electric utility company", a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "subsidiary company" or "holding company" or "public utility" within the meaning of the Holding Company Act or subject to regulation under the

     Holding Company Act or subject to the jurisdiction, control or regulation of the Commission thereunder;

          (ii) an "electric utility" an "electric utility company", a "public utility" within the meaning of the Federal Power Act or subject to regulation under the Federal Power Act or subject to the jurisdiction, control or regulation of the Federal Energy Regulatory Commission thereunder;

          (iii) a Texas Public Utility subject to regulation as such under any comparable law of the State of Texas or subject to the jurisdiction, control or regulation of the PUC as a Texas Public Utility; or

          (iv) subject to the jurisdiction, control or regulation by any other Governmental Authority under any other Governmental Rules relating to electric public utilities or the production, sale or transmission of electric energy.

          Lessee is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Holding Company Act which is required to register as such under the Holding Company Act.

          Lessee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          9.1.14    Lease Default; Lease Event of Default; Event of Loss. No
                    ----------------------------------------------------
event or condition has occurred and is continuing which constitutes a Lease Default, Lease Event of Default or Event of Loss.

          9.1.15    Support Agreements. The rights granted or made available to
                    ------------------
Owner Trustee pursuant to the Support Agreements will be sufficient to enable Owner Trustee or Indenture Trustee (as assignee under the Indenture) for the term of the respective Support Agreements to derive the benefits of ownership of the Facility to which such Support Agreements relate, subject to and in the manner provided by the terms and conditions of the Operative Documents, for the production of electricity, to enable each Facility to be operated at its intended capability (subject to the reduction in such capability which results from Prudent Utility Practice and ordinary wear and tear occurring during operations and maintenance in compliance with the Lease) and to deliver electricity in a commercially efficient manner to the Points of Interconnection. Fuel, water and any additional services (including transportation), materials or rights required for such operation are, and (so far as Lessee now can reasonably foresee) can be expected to be, commercially available to any entity operating each Facility on commercially reasonable terms. No rights under patents, copyrights or trademarks, or rights in confidential proprietary information or proprietary "know-how", are required to be granted to Owner Trustee or Indenture Trustee in order for either such Person to be able to operate the Facilities for their intended purposes.

          9.1.16    Survey of Sites. The current surveys of each Site provided
                    ---------------
to each Participant prior to the Funding Date for the Facility located on such Site are true and accurate in all material respects.

          9.1.17    Appraisal Information. All written information supplied by
                    ---------------------
Lessee, its Affiliates or agents to Ebasco Services Incorporated with respect to each Facility was complete and accurate in all material respects at the time given and as of the Funding Date for such Facility.

          9.1.18    Title to Facilities, etc. On the Funding Date for a Facility
                    -------------------------
(i) good and marketable title to such Facility will be duly, validly and effectively conveyed and transferred to Owner Trustee free and clear of all Liens (other than Permitted Interest Liens described in clauses (a), (b) or (d) of the definition thereof and Liens for Taxes not delinquent and Permitted Project Liens), (ii) except as otherwise set forth in the survey of the DeCordova Site delivered pursuant to Section 11.1.14 hereof, such Facility will be located wholly on the Site for such Facility and the Turbines for such Facility will be located wholly on the Turbine Site for such Facility, without any encroachments by any portion thereof on any other property, and (iii) the Schedule hereto describing such Facility will correctly describe, with sufficient accuracy to permit a competent engineer to locate the same and in sufficient detail for purposes of conveyancing, recording, filing and perfecting security interests in and liens upon, the items of equipment and structures identified therein as belonging to such Facility and there are no additional items of equipment or structures which belong to such Facility which are not described in such Schedule.

          9.2  Agreements. Lessee covenants and agrees as follows:
               ----------

          9.2.1     Delivery of Documents. Lessee will deliver to Owner
                    ---------------------
Participant:

          (a) Financial Statements; No Default. As soon as practicable and in
              --------------------------------
any event within 105 days after the end of each fiscal year, a balance sheet of Lessee as at the end of such fiscal year and the related statements of income and source of funds for construction for the year then ended (or such other financial documents as are required to be filed on an annual basis with the Commission by a company subject to the financial reporting requirements of the Securities Exchange Act) together with the report with respect thereto of Deloitte Haskins & Sells or other independent public accountants of recognized national standing and an Officers' Certificate of Lessee stating that (1) the signers have made, or caused to be made under their supervision, a review of this Agreement and the other Operative Documents and (2) such review has not disclosed the existence during such fiscal year (and the signers do not have knowledge of the existence as of the date of such certificate) of any condition or event constituting a Lease Default or Lease Event of Default, or, if any such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and what action Lessee has taken or proposes to take with respect thereto.

          (b) Quarterly Statements. Unless otherwise provided pursuant to
              --------------------
subsection (c) hereof, as soon as practicable and in any event within 60 days after the end of each of the first three fiscal quarters of Lessee, an unaudited balance sheet of Lessee for the respective fiscal quarter then ended, together with the related statement of income.

          (c) Other Reports; Consolidation. Promptly after the filing thereof,
              ----------------------------
copies of all regular, periodic and special reports which Lessee (i) files with the Commission or any successor authority, pursuant to the rules and regulations promulgated under the Securities Exchange Act or any successor statute and (ii) files with the PUC with respect to the Facilities. All financial statements delivered pursuant to this paragraph 9.2.1 shall be consolidated with the financial statements of any subsidiaries of Lessee (except that, to the extent permitted by GAAP in presenting consolidated financial statements, Lessee may utilize the equity method of accounting). So long as Lessee is subject to the financial reporting requirements of the Securities Exchange Act, the financial statements contained in any annual or quarterly reports filed with the Commission thereunder may be delivered by Lessee in satisfaction of its obligations to deliver financial statements pursuant to clause (a) or (b), as the case may be, of this paragraph 9.2.1 and notwithstanding the dates for delivery of such reports in such clauses, any such report delivered not later than 15 days after the date that such report was required to be filed with the Commission shall be a timely delivery hereunder.

          (d) Requested Information. With reasonable promptness, such other data
              ---------------------
and information as to the Facilities and the financial condition of Lessee as from time to time may be reasonably requested by Owner Participant.

          9.2.2     Further Assurances. Lessee, at its own cost and expense,
                    ------------------
will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Owner Trustee, Owner Participant or Indenture Trustee reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents and the transactions contemplated hereby and thereby. Lessee, at its own cost and expense, will cause the Bills of Sale, the Indenture, the Lease and the Ground Leases (or memoranda thereof), any supplements or amendments thereto and all financing statements, fixture filings and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken as may be necessary or as may be reasonably requested by Owner Trustee, Owner Participant or Indenture Trustee in order to establish, preserve, protect and perfect the good and marketable title of Owner Trustee to the Facilities and Owner Trustee's rights under this Agreement and the other Operative Documents and, so long as any Bonds are Outstanding, the valid first mortgage and prior perfected security interest of Indenture Trustee in the Indenture Estate granted or intended to be created under the Indenture and Indenture Trustee's rights under this Agreement and the other Operative Documents, subject only to Permitted Interest Liens and Permitted Project Liens. Lessee at its own cost and expense promptly will furnish to Owner Trustee, Owner Participant and Indenture Trustee annually (but not later than 105 days after the end of the preceding year), commencing with the end of the year 1990, an opinion of counsel (a) either (i) to the effect that such filings and recordations (or refilings and rerecordations) have been duly made and that all other action has been taken as is necessary to comply with the requirements of this paragraph 9.2.2 or (ii) that no such additional filings, recordings, refilings, rerecordings or other actions are necessary to comply with the requirements of this paragraph 9.2.2 and (b) specifying the particulars of all action required by this paragraph
9.2.2 during the period from the date of such opinion through the last day of the next succeeding calendar year, including, in the case of each continuation statement required to be filed during such period, the office in which each such continuation statement is to be filed and the filing date and filing number of the original financing statement or fixture filing to be continued, and the dates within which such continuation statement may be filed under applicable law. Owner Trustee, Owner Participant and Indenture Trustee will cooperate with Lessee to enable it to perform its obligations under this paragraph 9.2.2.

          9.2.3     Maintenance of Corporate Existence, etc. Subject to the
                    ----------------------------------------
provisions of paragraph 9.2.4, Lessee shall at all times maintain its existence as a corporation under Texas law. Lessee will use its best efforts to maintain its status as an electric public utility and keep in full force and effect its electric franchises; provided, however, that subject to the first sentence of
                     --------  -------
this paragraph 9.2.3, Lessee may discontinue any such right or franchise taken by condemnation by a Governmental Authority or if its Board of Directors shall reasonably determine that the continuation of such franchise is not necessary or desirable to the conduct of its business and such discontinuation shall not materially adversely affect the transactions contemplated by the Operative Documents. Lessee will obtain, accomplish, renew and/or cause to be continued in full force and effect, as appropriate, any Governmental Actions required for the lease, use, ownership, operation and maintenance of the Facilities during the term of the Lease, including all Governmental Actions specified in clauses (ii) and (iv) of Section
9.1.5 above.

          9.2.4     Merger, Sale, etc. (a) Lessee shall not consolidate or merge
                    ------------------
with or into any other corporation or convey, transfer or lease all or substantially all of its assets to any Person, unless (i) such successor corporation (if other than Lessee) shall have executed and delivered to Owner Trustee, Owner Participant and, if the Lien of the Indenture shall then be in effect, Indenture Trustee an agreement in form reasonably satisfactory to Owner Participant containing an assumption by such successor corporation of the due and punctual performance of each covenant and condition of this Agreement and each other Operative Document then in effect to which Lessee is a party to be performed or complied with by Lessee, (ii) such Person is a corporation organized under the laws of a state of the United States or under Federal laws,
(iii) such consolidation, merger or transfer shall not violate any provision of, or create a relationship which would be in material violation of, Governmental Rules or Governmental Actions, (iv) if such successor corporation is other than Lessee, Lessee shall have delivered to each of Owner Trustee, Owner Participant and, if the Lien of the Indenture shall then be in effect, Indenture Trustee (a) an opinion of counsel (which may be counsel to Lessee) in form reasonably satisfactory to Owner Participant confirming the due authorization, execution, delivery, validity and enforceability of the agreement referred to in clause (i) above and as to compliance with clause (ii) and (iii) above and (b) an Officers' Certificate in form reasonably satisfactory to Owner Participant stating that such consolidation, merger, conveyance, transfer or lease and the agreement referred to in clause (i) above complies with this paragraph 9.2.4 and that all conditions precedent provided for herein relating to such action have been complied with, and (v) Owner Participant shall not have determined (so long as such determination is exercised in good faith after consultation with Lessee), that upon such consolidation, merger, transfer or lease, such Person would not have outstanding senior unsecured long-term debt securities (or, if such Person is an electric utility company or does not have rated senior unsecured long-term debt securities, senior secured long-term debt securities) rated by both Moody's Investors Services, Inc. and Standard & Poor's Corporation (or any other nationally recognized securities rating agency if such agencies shall no longer rate securities) in any investment grade rating category (or, so rated by only one such agency if the other such agency does not rate such securities) and (unless Owner Participant shall have consented thereto) neither such agency has publicly announced that it is reviewing such rating for a possible reduction thereof; provided, however, that in the event that either such agency has
         --------  -------
publicly announced that it is reviewing such rating for a possible reduction thereof, Owner Participant, upon Lessee's request, shall review Lessee's financial condition and other relevant circumstances and considerations and shall not withhold the consent provided for in this clause (v) if Owner Participant, in its sole discretion (so long as such discretion is exercised in good faith), shall not consider it likely that, as a result of such agency's review, such agency shall reduce such rating below the lowest investment grade rating category; provided, further, that clause (v)
                                         --------  -------
shall be deemed to be satisfied if Lessee shall have delivered to Owner Participant written evidence, in substance satisfactory to the Owner Participant, from each such rating agency to the effect that, upon such consolidation, merger, transfer or lease, such Person would have such securities rated in an investment grade rating category by such rating agency.

          (b) Notwithstanding the provisions of paragraph 9.2.4(a) hereof, Lessee may engage in any transaction not otherwise permitted by such paragraph 9.2.4(a) if, prior to the consummation of such transaction, (i) Lessee shall, in accordance with the provisions of subsection 6.1(c) of the Lease, purchase the Facilities or (ii) Owner Participant shall have waived compliance with paragraph 9.2.4(a) hereof.

          (c) Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all the assets of Lessee in accordance with this paragraph 9.2.4, the successor corporation formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement and each other Operative Document then in effect and to which Lessee is a party, with the same effect as if such successor corporation had been named as Lessee herein and therein. No such conveyance, transfer or lease of all or substantially all the assets of Lessee shall have the effect of releasing Lessee or any successor corporation which shall theretofore have become such in the manner prescribed in this paragraph 9.2.4 from its liability hereunder or under any other Operative Document to which Lessee is a party without the prior written consent of Lessor, Owner Participant and Indenture Trustee. Nothing contained herein shall permit any lease, sublease or other arrangement with respect to the Facilities except in compliance with the applicable provisions of the Lease.

          9.2.5     Indemnity. Lessee will indemnify each Indemnitee in
                    ---------
accordance with the provisions of subsections 14.1 and 14.2 of the Lease.

          9.2.6     Inspection. From the date hereof, Lessor, Owner Participant
                    ----------
and Indenture Trustee will have the inspection and inquiry rights contained in subsection 11.2 of the Lease.

          9.2.7     Bonds. Lessee will not, and will not permit any entity to
                    -----
which it is related within the meaning of Section 318 of
the Code to, acquire Bonds; provided, that Lessee may acquire Bonds in
                            --------
accordance with subsection 3.1(d) of the Lease.

          9.2.8     Certain Governmental Actions. In the event of termination of
                    ----------------------------
the Lease, Lessee will cooperate with Owner Participant, Owner Trustee and Indenture Trustee in obtaining and use its best efforts to ensure the valid and effective issue or, as the case may be, transfer or amendment, of all necessary Governmental Actions for the continued operation of each Facility for which a Funding Date has occurred.

          9.2.9     Change of Principal Place of Business. Lessee will notify
                    -------------------------------------
Owner Trustee, Owner Participant and Indenture Trustee prior to the time Lessee changes its principal place of business.

          9.2.10    Certain Lessee Actions. Except to the extent required by
                    ----------------------
law, Lessee will avoid the taking of any action which would subject any Indemnitee to regulation under any Governmental Rule or Governmental Action specifically applicable to electric utility companies.

          SECTION 10.    Representations, Warranties and Agreements of Seller.
                         ----------------------------------------------------

          10.1 Representations and Warranties. Seller represents and warrants
               ------------------------------
that:

          10.1.1    Due Incorporation, etc. Seller is a corporation duly
                    -----------------------
organized and validly existing in good standing under the laws of the State of Texas and has the corporate power and authority to carry on its business as presently conducted, to own its property and sell each Facility to Owner Trustee and to perform its obligations under this Agreement and each other Operative Document to which it is or will be a party.

          10.1.2    Authorization. The execution, delivery and performance by
                    -------------
Seller of this Agreement and each other Operative Document to which it is or will be a party have been duly authorized by all necessary corporate action on the part of Seller and do not, and will not, require the consent or approval of any shareholder of Seller or any trustee or holder of any indebtedness or other obligation of Seller, except for the release of each Facility from the Lien of the Existing Mortgages.

          10.1.3    Execution. This Agreement and each other Operative Document
                    ---------
to which Seller is or will be a party have been, or when executed and delivered will be, duly executed and delivered by Seller and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto are, or upon execution and delivery thereof will be, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to limitations imposed by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally and principles of equity.

          10.1.4    No Violations, etc. The execution and delivery by Seller of
                    -------------------
this Agreement and each other Operative Document to which it is or will be a party, are not and will not be, and the performance by Seller of the obligations under each will not be inconsistent with its charter documents or by-laws, do not and will not contravene any Governmental Rule or Governmental Action applicable to it, and do not and will not contravene, any indenture, mortgage, contract, or other instrument to which Seller is a party or by which it or its property is bound.

          10.1.5    Securities Act. Neither Seller nor anyone authorized by
                    --------------
Seller acting on its behalf has directly or indirectly offered any interest in the Trust Estate or in any similar security, or in any security the offering of which for purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person and neither Seller nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance of any interest in the Trust Estate to the provisions of
Section 5 of the Securities Act.

          10.1.6    Litigation. There is no action, suit, investigation or
                    ----------
proceeding pending or, to the knowledge of Seller, threatened against Seller or its properties before any court, arbitrator or administrative or governmental body which questions, or which, individually or in the aggregate, would affect, the legality, validity or enforceability of any of the Operative Documents or the ability of Seller to consummate the transactions contemplated thereby.

          10.2 Lessee Acting as Seller. It is understood that, under certain
               -----------------------
circumstances, it may be necessary or advisable for Seller to sell all or part of either Facility to Lessee prior to the sale of such Facility to Owner Trustee hereunder. Seller shall be entitled to so sell to Lessee all or part of either Facility and to the extent of such a sale Lessee shall be deemed to have assumed Seller's obligations hereunder with respect to such Facility or part thereof and Seller shall be released from its obligations hereunder relating thereto. Upon the occurrence of such a sale and purchase, the parties hereto shall enter into any modification or supplements hereto and to the other Operative Documents as shall be deemed necessary or desirable to evidence such assumption and discharge.

          SECTION 11.    Conditions Precedent.
                         --------------------

          11.1 Conditions Precedent to Participation and Commitment on the
               -----------------------------------------------------------
Funding Dates. The obligation (a) of Owner Participant to
-------------
make its Investment on each Funding Date shall be subject to the issue, sale and delivery on such Funding Date of the Initial Series Bonds pursuant to the Underwriting Agreement in an aggregate amount equal to the product of the Debt Percentage and the Purchase Price for the Facility to which such Funding Date relates and the receipt of payment or credit therefor, and to receipt of the Certificate of Purchase Price for such Facility, (b) of Owner Trustee to purchase a Facility and of Seller to sell such Facility on each Funding Date to which such Funding Date relates shall be subject to the making by Owner Participant of its Investment for such Facility and the receipt of payment or credit for the Initial Series Bonds in an amount equal to the product of the Debt Percentage and the Purchase Price for such Facility and (c) of Owner Participant, Owner Trustee, Indenture Trustee, Seller and Lessee to consummate the transactions contemplated hereby on each Funding Date shall, in each case, be subject to the fulfillment on or prior to such Funding Date of the following conditions precedent (each instrument, document, certificate or opinion referred to below to be in form and substance satisfactory to the recipient):

          11.1.1    Operative Documents. In the case of Owner Participant,
                    -------------------
Lessee, Seller, Indenture Trustee and Owner Trustee, the respective signatories (other than such Person) to this Agreement, the Indenture, the Lease, the Tax Indemnity Agreement, the Trust Agreement, the Trust Agreement Supplement No. 1 and the Support Agreements and the Bill of Sale for such Facility shall have executed and delivered such documents and such other documents as are contemplated hereby. All of the foregoing documents shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect on such Funding Date, and, in the case of Owner Participant, Lessee, Seller, Owner Trustee and Indenture Trustee, such Persons shall have received such evidence as to such authorization, execution and delivery by the other parties thereto as they shall request. In the case of Owner Participant, Lessee, Seller, Indenture Trustee and Owner Trustee, Schedules PBF, DCF, PBS, DCS and 4 shall be acceptable to each such Person in accordance with the provisions of Section 2.6 hereof.

          11.1.2    Initial Series Bonds. In the case of Owner Participant,
                    --------------------
Seller and Lessee, on the Funding Date, Owner Trustee shall have executed and delivered in accordance with the Underwriting Agreement the Initial Series Bonds, duly authenticated by Indenture Trustee, in an aggregate principal amount equal to the product of the Debt Percentage and the Purchase Price for such Facility.

          11.1.3    Certificate of Acceptance. In the case of Owner Participant
                    -------------------------
and Owner Trustee, such Persons shall have received duly executed copies of the Certificate of Acceptance with respect to the Facility to be purchased on such Funding Date.

          11.1.4  Lease Default; Lease Event of Default. In the case of Owner
                  -------------------------------------
Participant, Owner Trustee and Indenture Trustee, no Lease Default or Lease Event of Default shall have occurred and be continuing.

          11.1.5    Filings and Recordings. In the case of Owner Participant,
                    ----------------------
Indenture Trustee, Owner Trustee and Lessee, financing statements under the Uniform Commercial Code shall have been duly filed against Owner Trustee in respect of the security interests to be created by the Indenture in all places reasonably specified by special counsel for the Underwriters as being necessary or advisable to perfect and protect such security interests, and financing statements and fixture filings under the Uniform Commercial Code of any jurisdiction shall have been duly filed, as precautionary filings, against Lessee in favor of Owner Trustee (and assigned to Indenture Trustee) in respect of the Facility to be purchased on such Funding Date in all places reasonably specified by special counsel for Owner Participant or the Underwriters as being necessary or advisable, and all filing fees in respect thereof shall have been paid. The Bill of Sale and the Ground Lease with respect to such Facility, the Lease and the Indenture (or memoranda thereof) shall have been duly recorded with the applicable Recorder's Office of the county in which such Facility is located and all recording and filing fees in respect thereof shall have been paid. In the case of Owner Participant and Owner Trustee, all other filings, recordings or other actions reasonably specified by special counsel for Owner Participant or the Underwriters as being necessary or advisable to perfect or protect the interests granted to Owner Trustee or Indenture Trustee pursuant to any of the Operative Documents including, without limitation, appropriate releases of the Liens from the Existing Mortgages with respect to the applicable Facility, shall have been duly effected and all filing and recording fees in respect thereof shall have been paid.

          11.1.6    Representations and Warranties. With respect to Lessee and
                    ------------------------------
the respective Persons not making the following representations and warranties, the representations and warranties of (a) Owner Participant set forth in Section 5 and the last sentence of Section 13, (b) Owner Trustee set forth in Section 6 and the last sentence of Section 13, and (c) Indenture Trustee set forth in
Section 8 and the last sentence of Section 13, shall be true and correct on and as of such Funding Date with the same effect as though made on and as of the Funding Date, and Owner Participant, Owner Trustee, Indenture Trustee and Lessee (in each case except as to the Person making such representations and warranties) shall have received a certificate of a duly authorized officer or representative of such Person, dated such Funding Date, to such effect, except that, in the case of representations made by Owner Trustee in its fiduciary capacity, such certificate shall be made by Owner Trustee.

          11.1.7  Lessee's and Seller's Performance. In the case of Owner
                  ---------------------------------
Participant, Owner Trustee and Indenture Trustee, the representations and warranties of Lessee and Seller set forth in Sections 9 and 10 and in any other Operative Document to which Lessee is or will be a party shall be true and correct on and as of the Funding Date with the same effect as though made on and as of the Funding Date, Lessee and Seller shall have performed all of the covenants and agreements in each Operative Document to which they are or will be a party to be performed by them on or before such Funding Date, and all conditions to the appropriate releases of the Liens of the Existing Mortgages with respect to the applicable Facility are satisfied on such Funding Date, and Owner Participant, Owner Trustee and Indenture Trustee shall have received an Officers' Certificate of Seller, dated such Funding Date, to such effect with respect to Seller and an Officers' Certificate of Lessee, dated such Funding Date, to such effect with respect to Lessee and to the effect that no Lease Default or Lease Event of Default shall have occurred and be continuing.

          11.1.8    Opinions. In the case of Owner Participant, Lessee, Owner
                    --------
Trustee and Indenture Trustee, such Persons (other than the Person represented by the following counsel) shall have received opinions of Hunton & Williams, Owner Participant's special counsel, Baker & Botts, Owner Participant's special Texas counsel, Worsham, Forsythe, Sampels & Wooldridge, Lessee's general counsel, Reid & Priest, Lessee's special counsel, Shipman & Goodwin, Owner Trustee's counsel, Indenture Trustee's counsel, Thelen, Marrin, Johnson & Bridges, Seller's counsel, each dated such Funding Date, addressed to such Persons, and each in form and substance satisfactory to the recipient thereof. In the case of Owner Participant, it shall have received favorable opinions, dated such Funding Date, and addressed and delivered only to it, of Hunton & Williams, its special counsel, as to such tax and other matters as Owner Participant may reasonably request.

          11.1.9    Insurance. Insurance complying with the provisions of
                    ---------
Section 13 of the Lease shall be in full force and effect and Owner Participant, Owner Trustee and Indenture Trustee shall have received a certificate of an independent insurance broker dated such Funding Date, reasonably satisfactory to Owner Participant, setting forth the insurance obtained by or on behalf of Lessee in accordance with such Section 13 and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and, in the opinion of the signer, such insurance complies with the provisions of the Lease. Owner Participant, Owner Trustee and Indenture Trustee shall have received certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer) and the form of such independent insurance broker's certificate at least five (5) Business Days prior to the Funding Date.

          11.1.10  Taxes. In the case of Owner Participant, Owner Trustee and
                   -----
Indenture Trustee, all Taxes, if any, payable in connection with the execution, delivery, recording and filing of all the documents and instruments referred to in paragraph 11.1.5 above, this Agreement or any other Operative Document or in connection with the original issue and sale of the Initial Series Bonds issued on such Funding Date and the making by Owner Participant of its Investment on such Funding Date shall have been duly paid in full by Lessee.

          11.1.11   Certificate of Purchase Price. In the case of Owner
                    -----------------------------
Participant, it shall have received, at least three (3) Business Days prior to the Funding Date for a Facility, a Certificate of Purchase Price for such Facility as provided in subsection 4.1, completed in a manner satisfactory to Owner Participant and its counsel. Owner Participant shall have the right to review all books and records of Seller or Lessee necessary to verify the amounts shown in the Certificate of Purchase Price.

          11.1.12   Purchase Price. In the case of Owner Participant, the
                    --------------
Purchase Price of the Facility to be purchased on such Funding Date, together with the Purchase Price of the Facility purchased on the prior Funding Date, if any, shall not exceed $170,500,000.

          11.1.13   Title Insurance. In the case of Owner Participant, Owner
                    ---------------
Trustee and Indenture Trustee, Owner Trustee and Indenture Trustee shall have received such leasehold, owner's and mortgagee's title insurance policies with respect to the Ground Interest for such Facility (excluding any personal property included therein) (including Owner Trustee's and Indenture Trustee's interests therein) insuring each of Owner Trustee and Indenture Trustee in the amount of $2,000,000, which policies (i) shall not disclose any exceptions material to the operation and value of such Facility or the Site for such Facility or the performance by Lessee of its obligations under this Agreement and the other Operative Documents to which it is a party, and (ii) shall be in a form reasonably satisfactory to Owner Participant.

          11.1.14   Survey. In the case of Owner Participant, Owner Participant
                    ------
and its special counsel shall have received from Lessee a current survey of the Site with respect to which such Funding Date relates in form and substance satisfactory to them. In the case of Indenture Trustee, Indenture Trustee and its special counsel shall have received from Lessee such current survey.

          11.1.15   Appraisal. In the case of Owner Participant, Owner
                    ---------
Participant shall have received the Appraisal, which shall be in form and substance satisfactory to Owner Participant, and a copy of such Appraisal shall have been delivered to Lessee by Owner Participant.

          11.1.16  Schedules. In the case of Owner Participant, Owner
                   ---------
Participant shall be satisfied that the Investment Percentage, Debt Percentage, principal amount of the Initial Series Bonds, amortization schedules therefor and average life thereof, interest rates and redemption premiums therefor, are correct and in accord with those assumptions on which Basic Rent and Casualty Value are to be calculated as of such Funding Date and permit adjustments to be made pursuant to subsection 2.5.

          11.1.17   Certain Letter. In the case of Owner Participant, the
                    --------------
letter, dated the Funding Date, referred to in paragraph 9.1.6 shall have been delivered to Owner Participant.

          11.1.18   Certificates. In the case of Owner Participant, Owner
                    ------------
Trustee and Indenture Trustee, each of such Persons shall have received (i) a copy of the resolutions of the Board of Directors of Lessee and of Seller duly authorizing the execution, delivery and performance by Lessee or Seller, as the case may be, of each of the Operative Documents to which it is or will be a party, (ii) a copy of the charter documents of Lessee and of Seller, (iii) a copy of the by-laws of Lessee and of Seller, each of which items described in clauses (ii) through (iii) shall have been certified by the Secretary or any Assistant Secretary of Lessee or Seller, as the case may be, (iv) an incumbency certificate of the Secretary or any Assistant Secretary of Lessee and of Seller as to the Person or Persons authorized to execute and deliver on behalf of Lessee or Seller, as the case may be, the documents required to be executed and delivered by such Person pursuant to this Agreement.

          11.1.19   Other Evidence. In the case of Owner Participant, Lessee,
                    --------------
Owner Trustee and Indenture Trustee, each of such Persons shall have received such other documents and certificates and opinions as such Person or its counsel shall reasonably request.

          11.1.20   Event of Loss; Casualty. In the case of Owner Participant,
                    -----------------------
Owner Trustee, Indenture Trustee and Lessee, no Event of Loss with respect to such Facility shall have occurred. In the case of Owner Participant, no material damage to such Facility shall have occurred.

          11.1.21   Legality, etc. In the case of Owner Participant, Owner
                    --------------
Trustee, Indenture Trustee and Lessee, no change shall have occurred in applicable law, or regulations thereunder or interpretations thereof, of or by appropriate regulatory authorities that, in the opinion of such party or its counsel, would make it illegal for such party to participate in any of the transactions contemplated by the Operative Documents to which it is or will be a party or subject such party to any material penalty or liability or burdensome condition or regulation under or pursuant to any applicable law or governmental regulation.

          11.1.22  Tax In-Service Date. In the case of Owner Participant, the
                   -------------------
Tax In-Service Date for such Facility shall have occurred on or before such Funding Date.

          11.1.23   Ratings. In the case of Owner Participant, Lessee shall have
                    -------
outstanding senior long term debt securities rated by both Moody's Investors Service, Inc. and Standard & Poor's Corporation in any investment grade rating category and, if either such rating agency has publicly announced that it is reviewing such rating for a possible reduction thereof, there is, in the good faith opinion of Owner Participant, no imminent risk of a reduction in such rating to a rating which is below investment grade.

          11.1.24   Registration Statement. Owner Participant shall have
                    ----------------------
received an Officers' Certificate of Lessee, dated the first Funding Date to occur, to the effect that, on the date it became effective and on such Funding Date, the Registration Statement did not and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, and the final prospectus did not and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which any such shall have been made.

          SECTION 12.    Expenses Incurred After the Funding Date. Lessee will
                         ----------------------------------------
pay, as Supplemental Rent, to the Person entitled thereto, (a) the ongoing fees, expenses, disbursements and costs (including legal and other professional fees and expenses) of Owner Trustee and Indenture Trustee and (b) all fees, expenses, disbursements and costs (including, without limitation, legal and other professional fees and expenses) (on an After-Tax Basis with respect to Owner Participant) incurred by Owner Participant, Owner Trustee and Indenture Trustee in connection with (i) any Lease Default or Lease Event of Default, (ii) the entering into or giving or withholding of any amendment, modification, supplement, waiver or consent with respect to any Operative Document, other than the fees, expenses, disbursements and costs (including, without limitation, legal and other professional fees and expenses) incurred by such Persons directly associated with any such amendment, modification, supplement, waiver or consent requested by Owner Participant in connection with any transfer of its interest hereunder (except any transfers resulting from an Event of Loss, Lease Default or Lease Event of Default) or under the Trust Agreement, which Owner Participant shall pay, (iii) any Event of Loss and (iv) any financing of a Nonseverable Alteration pursuant to Section 17 or issuance of Bonds pursuant to
Section 18.

          SECTION 13.    Brokerage and Finders' Fees and Commissions. Except to
                         -------------------------------------------
the extent payable by Owner Participant as Transaction Expenses, Lessee will indemnify and hold harmless Seller, Owner Trustee and Owner Participant in respect of any commissions, fees, judgments or other expenses of any nature and kind (except fees of Lease Management Corporation in its capacity as financial advisor to Owner Participant in connection with this transaction, which fees shall be paid by Owner Participant) which any of them may become liable to pay by reason of any claims by or on behalf of investment bankers, brokers, finders or agents in connection with the transactions contemplated by this Agreement or any other Operative Document, or any litigation or similar proceeding arising from such claims (other than those arising out of claims with respect to contracts made by Owner Participant). Each of Owner Participant, Seller, Owner Trustee and Indenture Trustee represents and warrants that it has not made any contract in respect of any commissions, fees, judgments or other expenses of the type referred to above (except, in the case of Owner Participant, fees payable to Lease Management Corporation in its capacity as financial advisor to Owner Participant in connection with this transaction).

          SECTION 14.    Survival of Representations and Warranties; Binding
                         ---------------------------------------------------
Effect.
------

          14.1 Survival. All agreements, representations, warranties and
               --------
indemnities contained in this Agreement and the other Operative Documents and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive and continue in effect following the execution and delivery of this Agreement and the other Operative Documents, the participation by Owner Participant in the Purchase Price of a Facility, and all the agreements referred to in subsection 2.2 shall survive the termination of this Agreement and the Lease.

          14.2 Binding Effect. All agreements, representations, warranties and
               --------------
indemnities in this Agreement and the other Operative Documents and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall bind the Person making the same and its successors and assigns and shall inure to the benefit of each Person for whom made and its permitted successors and assigns.

          SECTION 15.    Notices. All communications, notices and consents
                         -------
provided for in this Agreement shall be in writing and shall be given in person or by courier or by means of telex, telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), or mailed by first class mail, addressed as set forth in Schedule 6 or at such other address as any such Person may from time to time designate by notice duly given in accordance with the provisions of this Section to the other parties hereto and shall be deemed given when received by (or when proffered to, if receipt is not accepted) the party to whom it is addressed.

          SECTION 16.  Transfer of Owner Participant's Interest. Owner
                       ----------------------------------------
Participant may at any time assign, convey or otherwise transfer all or a part of its right, title and interest in and to the Trust Estate (whether or not the same shall then have been pledged or mortgaged under the Indenture, but subject to the Lien of the Indenture if then in effect) and in and to this Agreement and the other Operative Documents if, but only if:

          (a) the transferee or transferees shall be permitted transferees of Owner Participant's interests under subsection 12.9 of the Trust Agreement and Lessee and (if the Lien of the Indenture shall then be in effect) Indenture Trustee shall have received advance notice of such transfer;

          (b) the transferee or transferees shall enter into an agreement or agreements, in form and substance reasonably satisfactory to Lessee and (if the Lien of the Indenture shall then be in effect) Indenture Trustee, whereby the transferee or transferees shall confirm that they have the requisite power and authority to enter into and to carry out the transactions contemplated hereby and in each Operative Document to which Owner Participant is or will be a party, and that they shall be deemed a party to each of such Operative Documents and shall agree to be bound by all the terms of, and to undertake all the obligations of the transferor contained in, each of such Operative Documents with respect to the interest being conveyed;

          (c) such transfer shall not violate any provision of, or create a relationship which in any material respect would be in violation of, any applicable Governmental Rules or Governmental Actions and shall not involve, either directly or indirectly, the assets of any Pension Plan;

          (d) there shall be delivered to Indenture Trustee (if the Lien of the Indenture shall then be in effect) and Lessee an opinion of counsel (which may be counsel to Owner Participant) reasonably satisfactory to Indenture Trustee and (unless a Lease Default or Lease Event of Default shall have occurred and be continuing) to Lessee as to the due authorization, execution, delivery, validity and enforceability of the agreement or agreements referred to in clause (b) above and as to compliance with clause (c) above;

          (e) the transferee or transferees shall be either: (1) Affiliates of Owner Participant, (2) Persons (i) with a net worth at the time of such conveyance of not less than $50 million and (ii) (unless Lessee shall have consented thereto) which are not electric utility companies or Affiliates thereof or (3) such other Person or Persons as Lessee shall have consented to, such consent not to be unreasonably withheld; and

          (f) after giving effect to such transfer, there shall not be more than three Owner Participants.

          Upon any such transfer by Owner Participant as above provided, the transferee or transferees shall be deemed an "Owner Participant" for all purposes of the Operative Documents and each reference herein to Owner Participant making such transfer shall thereafter be deemed a reference to the transferee or transferees for all purposes; provided, however, that no such
                                            --------  -------
transfer, if made to an Affiliate of Philip Morris Credit Corporation which does not meet the requirements specified in paragraph (e)(2) or (3) in this Section 16 shall affect Philip Morris Credit Corporation's primary liability hereunder and under the other Operative Documents to which it is a party; provided
                                                                --------
further, however, that if any such transfer shall be made (i) in compliance with
-------  -------
the requirements of this Section 16 and (ii) (A) to a Person (including an Affiliate of Philip Morris Credit Corporation) specified in paragraph (e)(2) or
(3) in this Section 16 or (B) Philip Morris Credit Corporation executes and delivers a guarantee of the transferee's obligations under the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement, in form and substance satisfactory to Lessee, Philip Morris Credit Corporation shall, except as otherwise provided in the guarantee referenced in clause (ii)(B) above, be released, to the extent of such transfer, from its liability hereunder and under the other Operative Documents to which it is or will be a party in respect of obligations to be performed on or after the date of such transfer. If Owner Participant shall have become subject to regulation as described in clause (e) of the definition of "Event of Loss" (irrespective of whether such regulation arose "solely" by reason of the transactions contemplated by the Operative Documents), Owner Participant may make transfers pursuant to this Section 16 without regard to paragraph (e)(2)(ii) or (f) herein if Owner Participant shall certify to Lessee that Owner Participant is making such transfer in an effort to relieve itself of such regulation.

          SECTION 17.    Further Series of Bonds for Alterations, etc. If Lessee
                         ---------------------------------------------
desires financing of any Nonseverable Alteration, Lessee may give Lessor, Owner Participant and Indenture Trustee notice thereof in accordance with paragraph
(c) of subsection 11.6 of the Lease. Upon receipt of such notice, Owner Participant shall negotiate with Lessee in good faith to participate in the financing (in combination with the issuance of additional Bonds) of the Nonseverable Alteration Cost of such Nonseverable Alteration by making an additional equity investment in such amount as it shall, in its sole discretion, determine at the prevailing rates for leases of similar assets and term with lessees of comparable credit. If Owner Participant shall desire to participate in the financing of the Nonseverable Alteration Cost of such Nonseverable Alteration, which decision shall be in the sole discretion of Owner Participant, Owner Participant shall advise Lessee of its desire to participate in such financing as well as the amount of its proposed participation within 60 days following its receipt of the notice from Lessee referred to in the first sentence of this Section 17. If Owner Participant declines to participate in the financing of such Alteration, Owner Participant agrees upon request of Lessee to cause Owner Trustee to effect a Supplemental Alteration Financing in accordance with and subject to the limitations and restrictions set forth in paragraph (c) of subsection 11.6 of the Lease and
Section 2.15 of the Indenture. In connection with any such Supplemental Alteration Financing by Owner Participant described in subsection 11.6(c) of the Lease, Basic Rent and Casualty Value shall be adjusted in accordance with subsection 4.3 of the Lease.

          SECTION 18.    Refinancing of Bonds. (a) So long as no Lease Default
                         --------------------
or Lease Event of Default shall have occurred and be continuing, and subject to full compliance with the terms and conditions of this Section 18 and of Section
2.15 of the Indenture, Lessee shall have the right to request Owner Trustee to, and upon any such request, Owner Trustee shall, take such steps as may be necessary to refund in whole or in part any series of Bonds then Outstanding (the "Refunded Bonds") including the issuance and sale of one or more additional
      --------------
series of Bonds (the "Refunding Bonds") in an aggregate principal amount which
                      ---------------
shall be equal to the unpaid principal amount of the Refunded Bonds, the proceeds of such issuance and sale to be applied to prepay the principal amount of such Outstanding Refunded Bonds; provided, however, that the Refunding Bonds
                                    --------  -------
shall have a maturity date not later than the expiration of the Basic Term; provided, further, that, unless Owner Participant shall have, in its sole
--------  -------
discretion, consented thereto, in no event shall the Lessee exercise the right granted under this Section on more than three separate occasions. Subject to clause (iii) of paragraph (b), the amortization or sinking fund schedule for the Refunding Bonds may be different from such schedule for the Refunded Bonds. Lessee shall pay as Supplemental Rent under the Lease to the Persons entitled thereto (i) an amount equal to any applicable premium and, subject to subsections 3.2 and 3.6 of the Lease, if such refunding shall occur on a date after the first Basic Rent Payment Date which is not a Basic Rent Payment Date, accrued interest payable on the Refunded Bonds pursuant to the Indenture, and
(ii) except to the extent such fees, costs and expenses are payable by Owner Participant pursuant to paragraph 2.2, an amount sufficient to compensate such Person for the reasonable fees, costs and expenses (including, solely with respect to Owner Participant, reasonable overhead costs) incurred by Owner Trustee and Indenture Trustee and their respective counsel and Owner Participant (on an After-Tax Basis) and its counsel in connection with such refunding.

          (b) Lessee, Owner Trustee, Indenture Trustee and Owner Participant agree that they will cooperate in any refinancing contemplated by this Section 18 and enter into such additional agreements and such supplements or amendments to or consents or waivers under each of the Operative Documents (including amendments to Schedule 1 to the Participation Agreement and annexes thereto to record any change to the assumptions used in determining Basic Rent and Casualty Value) as may reasonably be requested by Lessee to effectuate the transactions contemplated in connection with any such refinancing, subject, however, to the satisfaction of the following conditions:

          (i) payment in full of the unpaid principal amount of, and premium, if any, and accrued and unpaid interest on the Refunded Bonds and of all other amounts then due and owing pursuant to the Indenture or the deposit of sufficient funds or securities therefor in accordance with Section 3.01 of the Indenture;

          (ii) no Lease Default or Lease Event of Default shall have occurred and be continuing;

          (iii) such prepayment, all action taken pursuant to or to effect such prepayment, the terms of the Refunding Bonds to be issued by Owner Trustee, and the terms of any amendments to this Agreement and any other Operative Document and the terms of any other document required in connection with the issuance and sale of the Refunding Bonds, shall not individually or in the aggregate, in the opinion of Owner Participant or Owner Trustee (if the terms and conditions of the Refunding Bonds differ from those of the Refunded Bonds in any respect other than the rate of interest payable thereon), adversely affect the rights of Owner Participant, Owner Trustee or Indenture Trustee, in their respective opinions, pursuant to this Agreement (it being understood that, if the Owner Participant's Payback Period is not extended to any time beyond the seventh anniversary of the last Funding Date to occur as a result of any difference between the amortization schedule or sinking fund schedule of the Refunded Bonds and the Refunding Bonds and the corresponding adjustment to Basic Rent pursuant to subsection 4.5 of the Lease, such different amortization schedule or sinking fund schedule and adjustments to Basic Rent shall not be deemed an adverse effect) and the transactions contemplated hereby and shall not, in the opinion of tax counsel to Owner Participant, cause or result in any material risk of an adverse tax consequence to it;

          (iv) the percentages for Basic Rent and Casualty Value shall be adjusted as provided in subsection 4.5 of the Lease;

          (v) the Lessee shall have agreed to indemnify Owner Participant and Owner Trustee against liabilities arising in connection with the offer or sale of the Refunding Bonds under the Securities Act, and any other applicable law relating to the sale of securities in a manner satisfactory to Owner Participant and Owner Trustee;

          (vi) Owner Participant and Owner Trustee shall have received such opinions of counsel as they may reasonably request concerning compliance with the Securities Act, and any other applicable law relating to the sale of securities;

          (vii) in the case of any public offering of Bonds, any registration statement filed with the Commission in connection therewith shall have been in form reasonably satisfactory to Owner Participant and, if requested by Owner Participant, there shall have been obtained from the staff of the Commission a no action letter addressing such areas of applicable law relating to the sale of securities as Owner Participant shall reasonably request; and

          (viii) any changes in the Operative Documents and the provisions of all documentation relating to the offer and sale of the Refunding Bonds shall be subject to the approval of Owner Participant and Owner Trustee, which approval shall not be unreasonably withheld.

          (c) Lessee shall give Owner Trustee, Owner Participant and Indenture Trustee at least 60 days' prior written notice of any proposed refunding pursuant to this Section 18, which notice shall set forth the terms and conditions of such refunding and specify the proposed date therefor.

          (d) Notwithstanding anything to the contrary contained in this Section 18, in no event shall Owner Participant have any obligation to initiate or structure any refunding of Bonds or to take, or to cause Owner Trustee to take, any action other than such as may be reasonably requested by Lessee as provided in this Section.

          (e) Nothing in this Section shall be construed as a limitation on Owner Trustee's right to defease the Bonds, including any Refunding Bonds, as provided in Section 3.01 of the Indenture; provided, however, that Owner Trustee
                                           --------  -------
shall not deposit moneys or obligations with Indenture Trustee pursuant to
Section 3.01 of the Indenture and concurrently therewith specify a Redemption Date for such Bonds without the prior written consent of Lessee. Notwithstanding any such defeasance, any such defeased Bonds for which a Redemption Date was not specified upon the deposit of moneys or obligations pursuant to Section 3.01 of the Indenture may be refinanced in accordance with this Section.

          SECTION 19.    Public Offering of Bonds. Lessee shall have the right
                         ------------------------
to cause any series of Bonds issued under the Indenture to be registered pursuant to Section 5 of the Securities Act and to be publicly offered or to cause Bonds to be sold to a special purpose corporation whose primary assets would consist of such Bonds and which, in turn, would publicly offer notes to enable it to purchase such Bonds. In any such event, the parties hereto, subject to the provisions of Section 18, shall perform such further acts and execute such further documents as are reasonably necessary to effect such transactions.

          SECTION 20.    Miscellaneous.
                         -------------

          20.1 Execution. This Agreement may be executed in any number of
               ---------
counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          20.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. TO THE EXTENT PERMITTED BY LAW, ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND OF THE OTHER OPERATIVE DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, MAY BE INSTITUTED IN ANY FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY OF NEW YORK AND STATE OF NEW YORK, AND LESSEE WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, INCLUDING AN OBJECTION OF FORUM NON CONVENIENS, AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN
                                 --------  -------
THIS SUBSECTION 20.2 SHALL BE CONSTRUED TO PROHIBIT LESSEE FROM INITIATING AND MAINTAINING ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER COURT OR FORUM.

          20.3 Amendments, Supplements, etc. Neither this Agreement nor any of
               -----------------------------
the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

          20.4 Headings. The headings of the sections and paragraphs of this
               --------
Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

          20.5 Separability. If any term or provision hereof or the application
               ------------
thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by applicable law, the parties hereto hereby waive any provision thereof that renders any term or provision hereof invalid or unenforceable in any respect.

          20.6  Entire Agreement. This Agreement (including the schedules and
                ----------------
exhibits hereto) and the other Operative Documents supersede all prior agreements, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby and each of the parties hereto represents and warrants to the others that this Agreement and the other Operative Documents constitute the entire agreement among the parties relating to the transactions contemplated hereby and thereby.

          20.7 Obligations of Seller. Seller's obligations, representations and
               ---------------------
warranties hereunder and in any Operative Document, agreement, instrument or certificate to which it is a party and delivers pursuant hereto are corporate obligations only, and no director, officer, employee or agent of Seller shall in any way be personally liable for any breach of any such obligation, and no party hereto shall make nor be entitled to make any claim against any director, officer, employee or agent of Seller in respect of any such breach of any such obligation (such claims against such persons being hereby waived). Notwithstanding any provision in this Agreement or any Operative Document to the contrary, Seller shall have no obligation to sell, convey or deliver any Facility to Owner Trustee except upon satisfaction, to the extent relating to such Facility, of all of the terms in, and payment of all amounts due under, those certain Project Sale and Purchase Agreements, each by and between Seller and Lessee and dated as of December 15, 1988. Seller shall have no liability hereunder to any party hereto arising from or relating to Seller's failure to sell, convey or deliver any Facility; such failure being deemed the failure of a condition precedent to consummation of the transactions contemplated hereby and not a breach of any representation, warranty, covenant or other obligation of Seller hereunder.

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written.

                              THE CONNECTICUT NATIONAL BANK,
                               not in its individual capacity
                               except to the extent expressly
                               provided herein but as Owner
                               Trustee pursuant to the Trust
                               Agreement

                              By:   /s/ Gilman N. Gauvin
                                    ---------------------------------
                                    Title: Vice President

                              AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO,
                                 not in its individual capacity
                                 except to the extent expressly
                                 provided herein but as Indenture
                                 Trustee pursuant to the
                                 Indenture

                              By:
                                    ---------------------------------
                                    Title:

                              PHILIP MORRIS CREDIT CORPORATION,
                               Owner Participant

                              By:
                                    ---------------------------------
                                    Title:


                              TEXAS UTILITIES ELECTRIC COMPANY,
                               Lessee

                              By:
                                    ---------------------------------
                                    Title:

                              MESQUITE POWER CORPORATION,
                               Seller


                              By:
                                    ---------------------------------
                                    Title:

                              THE FIRST NATIONAL BANK OF CHICAGO,
                               Original Indenture Trustee


                              By:
                                    ---------------------------------
                                    Title:

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written.

                              THE CONNECTICUT NATIONAL BANK,
                               not in its individual capacity
                               except to the extent expressly
                               provided herein but as Owner
                               Trustee pursuant to the Trust
                               Agreement

                              By:
                                    ---------------------------------
                                    Title:

                              AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO,
                                not in its individual capacity
                                except to the extent expressly
                                provided herein but as Indenture
                                Trustee pursuant to the Indenture

                              By:   /S/ BRUCE F. LEWIS
                                    ---------------------------------
                                    Title: Second Vice President

                              PHILIP MORRIS CREDIT CORPORATION,
                               Owner Participant

                              By:
                                    ---------------------------------
                                    Title:


                              TEXAS UTILITIES ELECTRIC COMPANY,
                               Lessee

                              By:   [signature to come]
                                    ---------------------------------
                                    Title:  President


                              MESQUITE POWER CORPORATION,
                               Seller

                              By:
                                    ---------------------------------
                                    Title:


                              THE FIRST NATIONAL BANK OF CHICAGO,
                               Original Indenture Trustee

                              By:
                                    ---------------------------------
                                    Title:

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written.

                              THE CONNECTICUT NATIONAL BANK,
                               not in its individual capacity
                               except to the extent expressly
                               provided herein but as Owner
                               Trustee pursuant to the Trust
                               Agreement

                              By:
                                    ---------------------------------
                                    Title:

                              AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO,
                               not in its individual capacity
                               except to the extent expressly
                               provided herein but as Indenture
                               Trustee pursuant to the Indenture

                              By:   [signature to come]
                                    ---------------------------------
                                    Title:  Second Vice President



                              PHILIP MORRIS CREDIT CORPORATION,
                               Owner Participant

                              By:   /S/ JOHN T. MULLIGAN
                                    ---------------------------------
                                    Title: Director, Lease Financing


                              TEXAS UTILITIES ELECTRIC COMPANY,
                               Lessee

                              By:
                                    ---------------------------------
                                    Title:


                              MESQUITE POWER CORPORATION,
                               Seller

                              By:
                                    ---------------------------------
                                    Title:

                              THE FIRST NATIONAL BANK OF CHICAGO,
                               Original Indenture Trustee


                              By:
                                    ---------------------------------
                                    Title:

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written.

                              THE CONNECTICUT NATIONAL BANK,
                               not in its individual capacity
                               except to the extent expressly
                               provided herein but as Owner
                               Trustee pursuant to the Trust
                               Agreement

                              By:
                                    ---------------------------------
                                    Title:


                              AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO,
                               not in its individual capacity
                               except to the extent expressly
                               provided herein but as Indenture
                               Trustee pursuant to the Indenture

                              By:
                                    ---------------------------------
                                    Title:


                              PHILIP MORRIS CREDIT CORPORATION,
                               Owner Participant

                              By:
                                    ---------------------------------
                                    Title:



                              TEXAS UTILITIES ELECTRIC COMPANY,
                               Lessee

                              By:   /S/ M.S. GREENE
                                    ---------------------------------
                                    Title: Vice President


                              MESQUITE POWER CORPORATION,
                               Seller

                              By:
                                    ---------------------------------
                                    Title:

                              THE FIRST NATIONAL BANK OF CHICAGO,
                               Original Indenture Trustee

                              By:
                                    ---------------------------------
                                    Title:

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written.

                              THE CONNECTICUT NATIONAL BANK,
                               not in its individual capacity
                               except to the extent expressly
                               provided herein but as Owner
                               Trustee pursuant to the Trust
                               Agreement

                              By:
                                    ---------------------------------
                                    Title:

                              AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO,
                               not in its individual capacity
                               except to the extent expressly
                               provided herein but as Indenture
                               Trustee pursuant to the Indenture

                              By:
                                    ---------------------------------
                                    Title:


                              PHILIP MORRIS CREDIT CORPORATION,
                               Owner Participant

                              By:
                                    ---------------------------------
                                    Title:


                              TEXAS UTILITIES ELECTRIC COMPANY,
                               Lessee

                              By:
                                    ---------------------------------
                                    Title:


                              MESQUITE POWER CORPORATION,
                               Seller

                              By:   /S/ E.T. MOLNAR
                                    ---------------------------------
                                    Title: President


                              THE FIRST NATIONAL BANK OF CHICAGO,
                               Original Indenture Trustee

                              By:
                                    ---------------------------------
                                    Title:

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written.

                              THE CONNECTICUT NATIONAL BANK,
                               not in its individual capacity
                               except to the extent expressly
                               provided herein but as Owner
                               Trustee pursuant to the Trust
                               Agreement

                              By:
                                    ---------------------------------
                                    Title:


                              AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO,
                               not in its individual capacity
                               except to the extent expressly
                               provided herein but as Indenture
                               Trustee pursuant to the Indenture


                              By:
                                    ---------------------------------
                                    Title:


                              PHILIP MORRIS CREDIT CORPORATION,
                               Owner Participant

                              By:
                                    ---------------------------------
                                    Title:


                              TEXAS UTILITIES ELECTRIC COMPANY,
                               Lessee

                              By:
                                    ---------------------------------
                                    Title:

                              MESQUITE POWER CORPORATION,
                               Seller

                              By:
                                    ---------------------------------
                                    Title:

                              THE FIRST NATIONAL BANK OF CHICAGO,
                               Original Indenture Trustee

                              By:   /S/ SHARON MCGRATH
                                    ---------------------------------
                                    Title: Trust Officer

                                                                      APPENDIX A
                                                                      ----------

                                  DEFINITIONS

          The following terms shall have the following meanings for all purposes and such meanings are equally applicable both to the singular and plural forms of the terms defined. Any term defined below by reference to any agreement shall have such meaning whether or not such document is in effect. The terms "hereof,"
                                                                        ------
"herein," "hereunder" and comparable terms refer to the entire agreement with
 ------    ---------
respect to which such terms are used and not to any particular Section, subsection, paragraph or other subdivision thereof.

          "Act" when used with respect to any Holder shall have the meaning
           ---
     specified in Section 1.04 of the Indenture.

          "Additional 13.1(b) Insureds" shall have the meaning ascribed thereto
           ---------------------------
     in subsection 13.1 of the Lease.

          "Administration" shall mean the executive branch of the government of
           --------------
     the United States, including any agency or department thereof.

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
     directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms
               -------
     "controlled by" and "under common control with"), as used with respect to
     --------------       -------------------------
     any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "After-Tax Basis" shall mean, with respect to any payment received or
           ---------------
     deemed to have been received by any Person, the amount of such payment supplemented by a further payment to that Person so that the sum of the two payments, after deduction of all Taxes and other charges (taking into account any credits or deductions arising therefrom and the timing thereof and any deductions or credits resulting from the payment, event or circumstances giving rise to the obligation to make payment on the basis herein described) resulting from the receipt (actual or constructive) of such two payments imposed under any Federal, state or local law or by any Governmental Authority or any taxing authority of any thereof (other than payments imposed by a foreign country or subdivision or taxing authority of a foreign country in which such Person is located), shall be equal to such payment received or deemed to have been received.

          "Alterations" shall mean alterations, modifications, additions and
           -----------
     improvements to either Facility but does not include any original or substitute or replacement Component. Unless subsequently agreed to by Owner Participant and Lessee, additional combustion turbine electric generating units constructed on either Site shall not be considered as Alterations.

          "Applicable Interest Rate" shall mean, with respect to any Bond, the
           ------------------------
     stated interest rate thereon.

          "Appraisal" shall mean, with respect to each Facility, an appraisal,
           ---------
     dated the Funding Date for such Facility, of Ebasco Services Incorporated which shall take into account the rights and obligations of Owner Trustee under the Support Agreements for such Facility and state (i) that on such Funding Date, the Fair Market Sale Value of such Facility shall equal the Purchase Price of such Facility; (ii) the useful life of such Facility and that such useful life is at least equal to 125% of the sum of the Interim Lease Term, the Basic Term and the Fixed Rental Renewal Term; (iii) that the fair market value, as of the day 30 years after the Basic Lease Commencement Date, of such Facility shall be at least equal to 20% of the Purchase Price of such Facility (computed without regard to inflation or deflation); (iv) that assuming Owner Trustee, and purchasers from and assignees of Owner Trustee, will have those rights which the Support Agreements for such Facility purport to grant and convey to Owner Trustee, it will be commercially feasible for Owner Trustee, and purchasers from or assignees of Owner Trustee unrelated to Lessee, to use such Facility upon the expiration of the Lease Term; (v) that such Facility is a fully integrated and, when operated in conjunction with the Support Agreements, self-contained unit, and each Component of such Facility is interrelated to the other Components in terms of useful life, function, structure and design; (vi) that the term of the Support Agreements for such Facility is at least as long as the Useful Life for such Facility; (vii) the fair market value, as of the day 28 years after the Basic Lease Commencement Date, of such Facility (taking into account the effects of inflation or deflation); and (viii) the Fair Market Rental Value of the Ground Interest for such Facility during the Lease Term.

          "Appraisal Procedure" shall mean a procedure whereby two independent
           -------------------
     appraisers, one chosen by Lessee and one by Lessor, shall agree upon the determinations then the subject of appraisal. Lessor or Lessee, as the case may be, shall deliver a written notice to the other appointing its appraiser within 15 days after receipt from the other of a written notice appointing its appraiser. Each appraiser then shall prepare a written appraisal with respect to the determinations which then are the subject of appraisal. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the business of operating combustion turbine electric generating units and a familiarity with equipment used or operated in such business. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on Lessor and Lessee; otherwise the average of all three determinations shall be binding and conclusive on Lessor and Lessee.

          "Authorized Agent" shall mean any Paying Agent or Bond Registrar.
           ----------------

          "Basic Lease Commencement Date" shall mean July 1, l990.
           -----------------------------

          "Basic Rent" shall mean the rent payable pursuant to subsection 3.1 or
           ----------
     5.2 of the Lease.

          "Basic Rent Payment Dates" shall mean and include (a) each January 1
           ------------------------
     and July l, commencing January 1, 1991, throughout the Basic Term and July 1, 2018, (b) each January 1, April 1, July 1 and October 1, throughout any Renewal Term if elected, and the day immediately following the last day of any Renewal Term, and (c) with respect to payments under the Ground Lease after the Lease Termination Date, each April 1, July 1, October 1 and January 1 after the Lease Termination Date and through such Ground Lease Termination Date.

          "Basic Term" shall mean the period commencing on the Basic Lease
           ----------
     Commencement Date and ending on June 30, 2018, or such shorter period as may result from earlier termination as provided in the Lease.

          "Bill of Sale" shall mean either the Permian Basin Bill of Sale or the
           ------------
     De Cordova Bill of Sale. "Bills of Sale" shall mean the collective
                               -------------
     reference to the Permian Basin Bill of Sale and the De Cordova Bill of Sale.

          "Board of Directors" shall mean either the Board of Directors of TU
           ------------------
     Electric or any committee of that Board of Directors duly authorized to act for it.

          "Board Resolution" shall mean a copy of a resolution certified by the
           ----------------
     Secretary or an Assistant Secretary of TU Electric to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to Indenture Trustee.

          "Bondholder" or "Holder" shall mean a Person in whose name a Bond is
           ----------      ------
     registered in the Bond Register.

          "Bonds" shall mean any bonds issued pursuant to the Indenture and
           -----
     shall include, without limitation, the Initial Series Bonds.

          "Bond Register" shall have the meaning specified in Section 2.07 of
           -------------
     the Indenture.

          "Bond Registrar" shall mean any Person acting as Bond Registrar
           --------------
     pursuant to Section 9.14 of the Indenture.

          "Business Day" shall mean any day other than a Saturday or Sunday or
           ------------
     any other day on which banks located in the city in which the Indenture Trustee Office is located (and, after the Lien of the Indenture is discharged, the city in which the corporate trust department of the Owner Trustee is located) are required or authorized to remain closed.

          "Casualty Value", as of the Basic Lease Commencement Date or any Basic
           --------------
     Rent Payment Date, shall mean with respect to a Facility (a) during the Basic Term, the amount determined by multiplying the Purchase Price of such Facility by the percentage set forth in the column for such Facility opposite such Basic Lease Commencement Date or Basic Rent Payment Date in
     Schedule 2 to the Lease and (b) during the Fixed Rental Renewal Term or any Fair Market Renewal Term, the amount determined by amortizing ratably the Fair Market Sale Value of such Facility as of the day following the last day of the immediately preceding term in quarterly steps to the estimated Fair Market Sale Value of such Facility as of the end of such Renewal Term, which amortized amounts shall be set forth in a revised Schedule 2 to the Lease prior to the last day of the preceding term; provided, however, that
                                                        --------  -------
     the sum of Casualty Value as of any date plus Supplemental Rent payable and actually paid on such date to Persons entitled to distributions pursuant to clauses "FIRST" through "FIFTH" of Section 4.03 of the Indenture shall be, under any circumstances and in any event, an amount at least sufficient to pay in full all sums which on such date of payment, if Section 4.03 of the Indenture were applicable, would be entitled to be paid in priority to or on a parity with the payment specified in clause "Fifth" thereof, after taking into account any installment of Basic Rent paid on such date.

          "Certificate of Acceptance" shall mean, with respect to a Facility,
           -------------------------
     any certificate, substantially in the form of Exhibit F to the Participation Agreement, duly completed and executed and delivered on the Funding Date for such Facility or thereafter as requested by Lessor pursuant to paragraph (b) of subsection 11.5 of the Lease and executed by the President or any Vice President of Lessee.

          "Certificate of Purchase Price" shall mean, with respect to a
           -----------------------------
     Facility, an Officers' Certificate of Lessee in substantially the form of Exhibit H to the Participation Agreement and indicating (i) the Purchase Price of such Facility and (ii) Lessee's allocation of such Purchase Price to the respective Classes.

          "Change in Tax Laws" shall mean any amendment, modification, addition,
           ------------------
     deletion or change in the provisions of the Code or the regulations thereunder or any revenue procedure.

          "Claims" shall mean liabilities, obligations, losses, damages,
           ------
     penalties, claims (including without limitation claims involving liability in tort, strict or otherwise), actions, suits, judgments, costs, expenses and disbursements (including without limitation reasonable legal fees and expenses) of any kind and nature whatsoever without any limitation as to amount.

          "Class" shall mean any of the depreciation categories of assets making
           -----
     up a Facility as specified in a Certificate of Purchase Price for such Facility or a supplement thereto.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Commission" shall mean the Securities and Exchange Commission, as
           ----------
     from time to time constituted, created under the Securities Exchange Act, or if at any time such Commission is not existing and performing the duties assigned to it as of the Permian Basin Funding Date under the Trust Indenture Act, then the body performing such duties at such time.

          "Components" shall mean appliances, parts, instruments, appurtenances,
           ----------
     accessories, equipment and other property of whatever nature that may from time to time be included in the Facilities or any part thereof.

          "Debt Percentage" shall mean 85%.
           ---------------

          "De Cordova Bill of Sale" shall mean the deed and bill of sale,
           -----------------------
     substantially in the form of Exhibit C to the Participation Agreement, between Seller and Lessor, duly completed and delivered on the De Cordova Funding Date.

          "De Cordova Common Site" shall mean the land described as such on
           ----------------------
     Schedule DCS to the Participation Agreement and all rights of way, easements, permits and other appurtenances to such land described on Schedule DCS to the Participation Agreement (specifically excluding therefrom any Transmission Facilities and the De Cordova Turbine Site).

          "De Cordova Common Site Interest" shall mean an undivided 50% of TU
           -------------------------------
     Electric's 100% undivided interest in the De Cordova Common Site.

          "De Cordova Contracts" shall have the meaning set forth in the
           --------------------
     Recitals to the Participation Agreement.

          "De Cordova Facility" shall mean four combustion turbine electric
           -------------------
     generating units and associated equipment which are described in Schedule DCF to the Participation Agreement and all assets included or incorporated therein title to which shall vest in Lessor pursuant to the De Cordova Bill of Sale (specifically excluding therefrom any Transmission Facilities).

          "De Cordova Facility Agreement" shall mean the facility agreement, in
           -----------------------------
     substantially the form of Exhibit I to the Participation Agreement, between Lessee and Owner Trustee, with appropriate inclusions with respect to the De Cordova Facility and the De Cordova Site, as amended, modified or supplemented from time to time.

          "De Cordova Funding Date" shall mean the date of closing of the
           -----------------------
     transactions contemplated for the De Cordova Funding Date by the Participation Agreement.

          "De Cordova Ground Interest" shall mean, collectively, the De Cordova
           --------------------------
     Turbine Site Interest and the De Cordova Common Site Interest.

          "De Cordova Ground Lease" shall mean the Assignment, Amendment and
           -----------------------
     Restatement of the ground lease, substantially in the form of Exhibit D to the Participation Agreement, between Seller, Lessee and Owner Trustee, with appropriate inclusions with respect to the De Cordova Site, as amended, modified or supplemented from time to time.

          "De Cordova Site" shall mean the collective reference to the De
           ---------------
     Cordova Turbine Site and the De Cordova Common Site.

          "De Cordova Support Agreements" shall mean the De Cordova Ground Lease
           -----------------------------
     and the De Cordova Facility Agreement.

          "De Cordova Turbine Site" shall mean the land described as such on
           -----------------------
     Schedule DCS to the Participation Agreement and all rights of way, easements, permits and other appurtenances to such land described on Schedule DCS to the Participation Agreement (specifically excluding therefrom the Transmission Facilities).

          "De Cordova Turbine Site Interest" shall mean TU Electric's 100%
           --------------------------------
     undivided interest in the De Cordova Turbine Site.

          "De Cordova Turbines" shall mean the combustion turbines which are
           -------------------
     described in Schedule DCF to the Participation Agreement.

          "Defaulted Interest" shall have the meaning set forth in Section 2.09
           ------------------
     of the Indenture.

          "DOL" shall have the meaning set forth in Section 5.1.7 of the
           ---
     Participation Agreement.

          "Effective Date" shall have the meaning ascribed thereto in subsection
           --------------
     7.1 of each Facility Agreement.

          "Eligible Securities" shall mean any of the following obligations or
           -------------------
     securities on which neither TU Electric nor any of its subsidiaries is the obligor: (a) interest bearing deposit accounts (which may be represented by certificates of deposit) in national, state or foreign banks having a combined capital and surplus of not less than $10,000,000, or savings and loan association having total assets of not less than $25,000,000; (b) bankers' acceptances drawn on and accepted by commercial banks having a combined capital and surplus of not less than $10,000,000; (c)(i) direct obligations of, (ii) obligations the principal of and interest on which are unconditionally guaranteed by, and (iii) any other obligations the interest on which is exempt from federal income taxation issued by, any State of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating agency in any of its three highest rating categories; (d) obligations of any agency or instrumentality of the United States of America; (e) commercial or finance company paper which is rated by a nationally recognized rating agency in its highest rating category; (f) corporate debt securities (other than commercial or financing company paper) or municipal debt securities rated by a nationally recognized rating agency in any of its three highest rating categories; and
     (g) repurchase agreements with
     banking or financial institutions having a combined capital and surplus of not less than $10,000,000 with respect to any of the foregoing obligations or securities.

          "Energy" shall mean megawatt hours of electric energy.
           ------

          "Engineer" shall mean a Person engaged in the engineering profession
           --------
     and familiar with engineering matters relating to the Facilities or facilities similar thereto, whether or not an officer of or employed by TU Electric (unless such Engineer is required to be Independent), appointed by TU Electric.

          "Engineer's Certificate" shall mean a certificate signed by an
           ----------------------
     Engineer.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
     1974, as amended.

          "Event of Loss" shall mean, with respect to a Facility, any of the
           -------------
     following events: (a) the loss of such Facility, in its entirety or substantially in its entirety, due to theft, disappearance, destruction or, in the good faith and reasonable opinion of Lessee (evidenced by a certified copy of a resolution of the Board of Directors of Lessee to that effect), damage beyond economic repair or the loss of use of such Facility for a period reasonably anticipated to extend for at least 30 months (or such longer period not exceeding 60 months as may be required to repair or restore such Facility to use, provided work of repair and restoration is commenced promptly following loss and prosecuted diligently to completion) for any such reasons; (b) the receipt of insurance proceeds based upon an actual or constructive total loss with respect to such Facility; (c) the condemnation, confiscation or seizure or loss of title to such Facility or the Ground Interest relating thereto (in their entirety or a substantial portion thereof such that the then remaining portion cannot practically be utilized for the purposes intended) (including any such condemnation, confiscation or seizure of title for a stated period which shall, or for an indefinite period which is reasonably expected to, exceed the lesser of (i) the remaining portion of the Lease Term and (ii) 60 months); (d) shutdown of all or substantially all of such Facility as a result of any Governmental Rule or Governmental Action for a period exceeding the lesser of (i) the remaining portion of the Lease Term and (ii) 60 months, provided, that any such shutdown reasonably expected to be permanent shall
     --------
     be deemed a permanent shutdown subject to clause (f) below; (e) at any time after the Funding Date for such Facility and before the Lessor Possession Date, Owner Trustee or Owner Participant or any Affiliate of either, which was exempt from regulation as hereinafter described prior to the Funding Date for such Facility or such later date as Owner Trustee or Owner

     Participant become a party to the Participation Agreement, solely by reason of the ownership of such Facility or the interest in the Ground Interest for such Facility by Lessor or the lease of such Facility to Lessee or any of the other transactions contemplated by the Operative Documents, shall be deemed by any Governmental Authority having jurisdiction to be, or shall be subjected to regulation as, a Texas Public Utility, an "electric utility" or a "public utility" or a "public utility holding company" or an Affiliate of any of the foregoing under any Governmental Rule or Governmental Action and the Person so subject to regulation, or Owner Trustee or Owner Participant in the case of an Affiliate of either, shall have sent written notice as provided in subsection 12.1 of the Lease that such Person deems such regulation to be materially burdensome; or (f) the permanent decommissioning or the permanent shutdown or taking out of service of such Facility. In the case of an "Event of Loss" described in clause (e) above, such regulation shall be deemed to have occurred solely by reason of the ownership of such Facility or its interest in the Ground Interest for such Facility by Lessor or the lease of such Facility to Lessee or any of the other transactions contemplated by the Operative Documents, if such ownership, leasing, or other transactions, assuming Owner Trustee and Owner Participant had no other involvement, including investment in gas or electric utility assets, in the gas or electric utility business, would subject Owner Trustee or Owner Participant to such regulation.

          "Excepted Payments" shall mean and include (i) any indemnity or other
           -----------------
     payment (whether or not Supplemental Rent and whether or not a Lease Default or Lease Event of Default exists) payable under any Operative Document directly to any Person other than Indenture Trustee, any Bondholder or Lessor, including, without limitation, The Connecticut National Bank, in its individual capacity, or American National Bank and Trust Company of Chicago, in its individual capacity, or payable by Lessee to Owner Trustee or Owner Participant to reimburse any such Person for its costs and expenses in exercising its rights under the Operative Documents,
     (ii) (A) insurance proceeds, if any, payable to Lessor or Owner Participant under insurance separately maintained by Lessor or Owner Participant with respect to a Facility or any portion thereof as permitted by subsection
     13.5 of the Lease or (B) proceeds of personal injury or property damage liability insurance maintained under any Operative Document for the benefit of Lessor or Owner Participant, (iii) any amounts payable under any Operative Document to reimburse Lessor or Owner Participant (including the reasonable expenses of Lessor or Owner Participant incurred in connection with any such payment) for expenses incurred in performing or complying with any of the obligations of Lessee under and as permitted by any Operative Document, (iv) any amount payable to Owner

     Participant in respect of the purchase price of Owner Participant's interest in the Trust Estate, (v) any payments, insurance proceeds or other amounts with respect to any portion of a Facility which have been released from the Lien of the Indenture, (vi) any payment in reimbursement for a payment made by the Owner Participant or the Owner Trustee pursuant to
     Section 20 of the Lease, (vii) any payments to Owner Trustee under the Ground Lease, (viii) any moneys or obligations to be released to the Owner Trustee pursuant to Section 3.02 of the Indenture and (ix) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (viii) above which constitute Excepted Payments.

          "Existing Mortgage" shall mean (a) with respect to TU Electric, the
           -----------------
     Mortgage and Deed of Trust dated as of December 1, l983 from TU Electric in favor of Irving Trust Company (now the Bank of New York), as trustee, and (with respect to the Permian Basin Site) the Mortgage and Deed of Trust, dated as of May 1, 1945 from Texas Electric Service Company in favor of The Fort Worth National Bank (now Texas American Bank/Fort Worth, N.A. or its successor), as trustee, and (with respect to the De Cordova Site) the Mortgage and Deed of Trust, dated as of May 1, 1945 from Texas Power & Light Company in favor of Republic National Bank of Dallas, as trustee (NCNB Texas National Bank, successor trustee), and (b) with respect to Seller, the Deed of Trust, Security Agreement and Fixture Filing, dated as of December 15, 1988 from Seller in favor of Andrew C. Bennett, as trustee, for the benefit of Morgan Guaranty Trust Company of New York and Morgan Guaranty Trust Company of New York, as agent, and the Security Agreement, dated as of December 15, 1988 between Seller and Morgan Guaranty Trust Company of New York, as agent.

          "Facilities" shall mean the collective references to the Permian Basin
           ----------
     Facility and the De Cordova Facility. "Facility" shall mean either the
                                            --------
     Permian Basin Facility or the De Cordova Facility.

          "Facilities Agreements" shall mean the De Cordova Facility Agreement
           ---------------------
     and the Permian Basin Facility Agreement. "Facility Agreement" shall mean
                                                ------------------
     either the De Cordova Facility Agreement or the Permian Basin Facility Agreement.

          "Fair Market Rental Renewal Term" shall mean the period commencing at
           -------------------------------
     the end of the Basic Term, the Fixed Rental Renewal Term, or any Fair Market Rental Renewal Term, as the case may be, and ending on the date chosen by Lessee pursuant to subsection 5.3 of the Lease, during which either Facility may be leased for Fair Market Rental Value for such Facility as permitted by subsection 5.1 of the Lease, or such shorter period as may result from earlier termination of the Lease.

          "Fair Market Rental Value" or "Fair Market Sale Value" of any property
           ------------------------      ----------------------
     or service as of any date shall mean the cash rent or cash price obtainable in an arm's-length lease or sale, respectively, between an informed and willing lessee or buyer (under no compulsion to lease or purchase) and an informed and willing lessor or seller (under no compulsion to lease or sell) of the property or services in question, and shall, in the case of a Facility, be determined (unless determined pursuant to Section 17 of the Lease) on the basis that (i) such Facility has been maintained in accordance with, and Lessee has complied with, the requirements of the Lease and the other Operative Documents, (ii) lessee or buyer would have rights in, or an assignment of, the Operative Documents to which Lessor is a party and the obligations related thereto, (iii) Lessee has complied with the requirements of the Lease and each other Operative Document to which Lessee is a party, and (iv) in the case of Fair Market Rental Value, the Lease and the other Operative Documents would remain in effect. Owner Participant and Lessee may agree upon a determination of Fair Market Rental Value or Fair Market Sale Value, as the case may be; provided, that in the
                                                          --------
     event that Owner Participant and Lessee are unable to agree upon such a determination, such Fair Market Rental Value or Fair Market Sale Value shall be determined in accordance with the Appraisal Procedure.

          "FASB" shall have the meaning set forth in Section 2.4(b) of the
           ----
     Participation Agreement.

          "Federal Power Act" shall mean the Federal Power Act, as amended.
           -----------------

          "Fixed Rental Renewal Term" shall mean the period commencing on the
           -------------------------
     28th anniversary of the Basic Lease Commencement Date and ending on the day immediately preceding the 30th anniversary of the Basic Lease Commencement Date, during which either Facility may be leased as permitted by subsection
     5.1 of the Lease, or such shorter period as may result from earlier termination of the Lease.

          "Funding Date" shall mean either the Permian Basin Funding Date or the
           ------------
     De Cordova Funding Date.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
     United States in effect from time to time as, in the case of Lessee, modified by appropriate Governmental Authorities.

          "Governmental Actions" shall mean all authorizations, consents,
           --------------------
     approvals, waivers, exceptions, variances, filings and declarations of or with, Federal, state, county, municipal, regional or other governmental authorities, agencies or boards and shall include without limitation those siting, environmental and operating permits and licenses generally described in
     Schedule 3 to the Participation Agreement.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
     state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Governmental Rules" shall mean, as of the time of any representation,
           ------------------
     warranty or covenant with respect thereto, then existing statutes, laws, rules, codes, ordinances, decisions, regulations, permits, certificates and orders of Federal, state, county, municipal, regional or other governmental authorities, agencies, boards or courts, including without limitation those pertaining to health, safety, the environment or otherwise.

          "Ground Interest" shall mean either the Permian Basin Ground Interest
           ---------------
     or the De Cordova Ground Interest.

          "Ground Leases" shall mean the Permian Basin Ground Lease and the De
           -------------
     Cordova Ground Lease. "Ground Lease" shall mean either the Permian Basin
                            ------------
     Ground Lease or the De Cordova Ground Lease.

          "Ground Lease Termination Date" shall have, with respect to each
           -----------------------------
     Ground Lease, the meaning set forth in Section 5 of such Ground Lease.

          "Guidelines" shall mean the guidelines set forth in Revenue Procedure
           ----------
     75-21, 1975-1 C.B. 715, as further delineated in Revenue Procedure 75-28, 1975-1 C.B. 752, and as modified in Revenue Procedure 76-30, 1976-2 C.B. 647 and Revenue Procedure 79-48, 1979-2 C.B. 529, and as may be subsequently modified, further delineated, clarified, interpreted or substituted for.

          "Holding Company Act" shall mean the Public Utility Holding Company
           -------------------
     Act of 1935, as amended.

          "Incorporated in" shall mean incorporated or installed in or attached
           ---------------
     to or otherwise made a part of.

          "Indemnitee" shall mean Owner Trustee (both in its individual and
           ----------
     fiduciary capacity), Owner Participant, the Trust Estate, Indenture Trustee (both in its individual and fiduciary capacity), the Indenture Estate, and the respective successors, assigns, agents, employees, officers, directors and Affiliates of any thereof.

          "Indenture" shall mean the Trust Indenture, Security Agreement and
           ---------
     Mortgage, dated as of December 1, 1989, among Lessee, Owner Trustee and Indenture Trustee, in substantially the form of Exhibit B to the Participation Agreement, as amended, supplemented or modified from time to time.

          "Indenture Default" shall mean an event which, after giving of notice
           -----------------
     or lapse of time, or both, would become an Indenture Event of Default.

          "Indenture Estate" shall have the meaning specified in the Granting
           ----------------
     Clause of the Indenture.

          "Indenture Event of Default" shall mean any of the events specified in
           --------------------------
     subsection 8.01 of the Indenture.

          "Indenture Trustee" shall mean American National Bank and Trust
           -----------------
     Company of Chicago, a national banking association, and each successor as Indenture Trustee of the trusts created by the Indenture.

          "Indenture Trustee Office" shall mean the office of the Indenture
           ------------------------
     Trustee located at 33 North Lasalle Street, Chicago, Illinois 60690, or such other office as may be designated by Indenture Trustee to Owner Trustee and Lessee.

          "Indenture Trustee's Liens" shall mean Liens which result from acts
           -------------------------
     of, or failure to act by, or as a result of Claims against, Indenture Trustee (including in its individual capacity) unrelated either to the Indenture or the Indenture Estate or the transactions contemplated by the Participation Agreement or any other Operative Document.

          "Independent" shall mean, when used with respect to any Person, a
           -----------
     Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in any obligor upon the Bonds or any Affiliate of any such obligor and (iii) is not connected with such obligor or any Affiliate of such obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided in the Indenture that any Independent Person's opinion or certificate shall be furnished to Indenture Trustee, such Person shall be satisfactory to Indenture Trustee in the exercise of reasonable care. Such opinion or certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

          "Independent Engineer's Certificate" shall mean an Engineer's
           ----------------------------------
     Certificate signed by an Independent Engineer.

          "Initial Series Bonds" shall mean the Secured Facility Bonds, Initial
           --------------------
     Series, issued pursuant to Section 2.14 of the Indenture, including any Bonds issued under Section 2.06, 2.07, 2.08, 6.08 or 11.07 of the Indenture in exchange therefor or in replacement thereof.

          "Installment Payments" shall mean the regularly scheduled payments,
           --------------------
     containing interest only or both principal and interest, to be made on the Bonds.

          "Installment Payment Dates" shall mean the dates on which Installment
           -------------------------
     Payments on the Bonds are scheduled to be made.

          "Interest Payment Date" shall mean the date of maturity of an
           ---------------------
     installment of interest on the Bonds.

          "Interim Lease Term" shall mean, with respect to a Facility, the
           ------------------
     period commencing on the Funding Date for such Facility and ending on the day immediately preceding the Basic Lease Commencement Date, or such shorter period as may result from earlier termination of the Lease.

          "Interim Rent Payment Date" shall mean January 1, 1990.
           -------------------------

          "Investment" shall have the meaning set forth in paragraph 2.1 of the
           ----------
     Participation Agreement.

          "Investment Percentage" shall mean 15.0%.
           ---------------------

          "Lease" shall mean the Lease Agreement, dated as of December 1, 1989,
           -----
     between Owner Trustee, as lessor, and Lessee, as lessee, in substantially the form of Exhibit A to the Participation Agreement, as amended, supplemented or modified from time to time.

          "Lease Default" shall mean an event which, after giving of notice or
           -------------
     lapse of time, or both, would become a Lease Event of Default.

          "Lease Event of Default" shall have the meaning set forth in Section
           ----------------------
     16 of the Lease.

          "Lease Term" shall mean, with respect to a Facility, the term of the
           ----------
     Lease, including the Interim Lease Term, the Basic Term, and all elected Renewal Terms for such Facility.

          "Lease Termination Date" shall mean, with respect to a Facility, the
           ----------------------
     last day of the Lease Term for such Facility, whether occurring by reason of expiration of the Lease Term for such Facility upon earlier termination of the Lease pursuant to the terms thereof for such Facility.

          "Leased Assets" shall mean the collective reference to the Facilities
           -------------
     and the Ground Interests.

          "Lessee" shall mean Texas Utilities Electric Company, a Texas
           ------
     corporation, its successors or assigns.

          "Lessor" shall mean Owner Trustee.
           ------

          "Lessor Possession Date" shall mean, with respect to a Facility, the
           ----------------------
     earlier of the Lease Termination Date for such Facility and the date of loss of use or possession of such Facility by Lessee pursuant to Section 17 of the Lease.

          "Lessor's Liens" shall mean Liens (a) which result from acts of, or
           --------------
     any failure to act by, or as result of Claims against, Lessor (including in its individual capacity) unrelated to its interest in the Leased Assets, the administration of the Trust Estate or the transactions contemplated by the Operative Documents or (b) which result from Liens in favor of any taxing authority by reason of the nonpayment by Lessor of any Tax, except that Lessor's Liens shall not include any Lien directly resulting from any Tax for which Lessee is specifically obligated to indemnify until such time as Lessee shall have already paid to, or on behalf of, Lessor an indemnity with respect to the same.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
     encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

          "Majority in Interest" shall mean as of any particular date
           --------------------
     Bondholders holding in aggregate more than 50% of the total Outstanding principal amount of the Bonds of all series.

          "Maturity", when used with respect to any Bond, shall mean the date on
           --------
     which the principal of, and premium (if any) on, such Bond becomes due and payable as therein or in the Indenture provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Net After-Tax Return" means, with respect to a Facility, (a) Owner
           --------------------
     Participant's net after-tax multiple investment sinking fund yield, (b) Owner Participant's aggregate after-tax cash flow computed in accordance with the assumptions and methods of the Owner Participant, and (c) at least 90% of Owner Participant's originally anticipated aggregate book earnings over the first five years of the Lease Term, each as computed in accordance with the assumptions set forth in Schedule 1 to the Participation Agreement and Section

     1 of the Tax Indemnity Agreement (except that with respect to any Nonseverable Alteration financed pursuant to paragraph (e) of subsection
     11.6 of the Lease, each of which shall be computed in accordance with the assumptions used in connection with such financing) and "Components of Net
                                                              -----------------
     After-Tax Return" shall mean each of the factors referred to in clauses
     ----------------
     (a), (b) and (e) of this definition. The yield referred to in clause (a) above shall be adjusted from time to time in accordance with the second sentence of subsection 4.2 of the Lease.

          "Nonseverable", when used in respect to any Alteration, shall mean any
           ------------
     Alteration which is not a Severable Alteration.

          "Nonseverable Alteration Cost" shall mean, with respect to any
           ----------------------------
     Nonseverable Alteration, the cost thereof.

          "Officers' Certificate" shall mean a certificate signed by the
           ---------------------
     Chairman, the President or any Vice President and by the Comptroller, Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Person or any other Person duly authorized and acting in such capacity with respect to which such term is used.

          "Operative Documents" shall mean the Participation Agreement, the
           -------------------
     Trust Agreement, the Lease, the Bills of Sale, the Indenture, the Bonds, the Support Agreements and the Tax Indemnity Agreement.

          "Opinion of Counsel" shall mean a written opinion of counsel for any
           ------------------
     Person either expressly referred to in the Indenture or otherwise satisfactory to Indenture Trustee which may include, without limitation, counsel to Owner Trustee, Owner Participant or TU Electric, whether or not such counsel is an employee of any of them.

          "Original Ground Leases" shall mean the Permian Basin Ground Lease,
           ----------------------
     dated as of December 15, 1988 and the De Cordova Ground Lease, dated as of December 15, 1988, each between Lessee and Seller.

          "Original Indenture Trustee" shall mean The First National Bank of
           --------------------------
     Chicago, a national banking association.

          "Outstanding", when used with respect to Bonds, shall mean, as of the
           -----------
     date of determination, all Bonds theretofore authenticated and delivered under the Indenture, except:

               (i) Bonds theretofore cancelled by the Indenture Trustee or delivered to Indenture Trustee for cancellation;

               (ii) Bonds or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with Indenture Trustee in trust for the Holders of such Bonds as provided in Section 3.01 of the Indenture, provided that, if such Bonds are to
                                            --------
          be redeemed (otherwise than through the operation of the Sinking
          Fund), notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to Indenture Trustee has been made; and

               (iii) Bonds paid or in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to the Indenture unless held by a Holder in whose hands such Bonds constitute valid obligations of Owner Trustee;

     provided, however, that in determining whether the holders of the requisite
     --------  -------
     principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by Owner Trustee, TU Electric, Owner Participant, or any Affiliate of TU Electric, Owner Trustee or Owner Participant, shall be disregarded and deemed not to be Outstanding, unless such Person owns 100% of the Bonds owned by all Persons, except that, in determining whether Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which Indenture Trustee knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of Indenture Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Owner Trustee, TU Electric, Owner Participant or any Affiliate of Owner Trustee, TU Electric, or Owner Participant.

          "Owner Participant" shall mean Philip Morris Credit Corporation and
           -----------------
     its successors or assigns, in each case as permitted under the Trust Agreement and the Participation Agreement.

          "Owner Participant's Liens" shall mean Liens (a) which result from
           -------------------------
     acts of, or any failure to act by, or as a result of Claims against, Owner Participant unrelated to the transactions contemplated by the Operative Documents or (b) which result from Liens in favor of any taxing authority by reason of the nonpayment by Owner Participant of any Tax, except that Owner Participant's Liens shall not include any Lien directly resulting from any Tax for which Lessee is specifically obligated to indemnify until such time as Lessee shall have already paid to, or on behalf of, Owner Participant an indemnity with respect to the same.

          "Owner Trustee" shall mean The Connecticut National Bank, a national
           -------------
     banking corporation, and each successor as Owner Trustee, not in its individual capacity (except as expressly provided otherwise) but solely as trustee under the Trust Agreement.

          "Owner Trustee Request" and "Owner Trustee Certificate" shall mean,
           ---------------------       -------------------------
     respectively, a written request or certificate signed in the name of Owner Trustee by a Responsible Officer thereof.

          "Participation Agreement" shall mean the Amended and Restated
           -----------------------
     Participation Agreement, dated as of November 28, 1989, among Owner Trustee, Original Indenture Trustee, Indenture Trustee, Owner Participant, Seller and Lessee, being an amendment and restatement of the Participation Agreement, dated as of December 1, 1988, among Owner Trustee, Original Indenture Trustee, Owner Participant, Seller and Lessee, as amended, supplemented or modified from time to time.

          "Payback Period" shall mean the number of months, commencing with and
           --------------
     including the last Funding Date to occur, until the cumulative, undiscounted, net after-tax cash flow which Owner Participant receives is equal to the Investment.

          "Paying Agent" shall mean any Person acting as Paying Agent pursuant
           ------------
     to Section 9.14 of the Indenture.

          "Pension Plan" shall have the meaning set forth in Section 9.1.12 of
           ------------
     the Participation Agreement.

          "Permian Basin Bill of Sale" shall mean the deed and bill of sale,
           --------------------------
     substantially in the form of Exhibit C to the Participation Agreement, between Seller and Lessor, duly completed and delivered on the Permian Basin Funding Date.

          "Permian Basin Common Site" shall mean the land described as such on
           -------------------------
     Schedule PBS to the Participation Agreement and all rights of way, easements, permits and other appurtenances to such land described on Schedule PBS to the Participation Agreement (specifically excluding therefrom any Transmission Facilities and the Permian Basin Turbine Site).

          "Permian Basin Common Site Interest" shall mean an undivided 50% of TU
           ----------------------------------
     Electric's 50% undivided interest in the Permian Basin Common Site.

          "Permian Basin Contracts" shall have the meaning set forth in the
           -----------------------
     Recitals to the Participation Agreement.

          "Permian Basin Facility" shall mean two combustion turbine electric
           ----------------------
     generating units and associated equipment which are described in Schedule PBF to the Participation Agreement and all assets included or incorporated therein title to which shall vest in Lessor pursuant to the Lease (specifically excluding therefrom any Transmission Facilities).

          "Permian Basin Facility Agreement" shall mean the facility agreement,
           --------------------------------
     in substantially the form of Exhibit I to the Participation Agreement, between Lessee and Owner Trustee, with appropriate inclusions with respect to the Permian Basin Facility and the Permian Basin Site, as amended, modified or supplemented from time to time.

          "Permian Basin Funding Date" shall mean the date of closing of the
           --------------------------
     transactions contemplated for the Permian Basin Funding Date by the Participation Agreement.

          "Permian Basin Ground Interest" shall mean, collectively, the Permian
           -----------------------------
     Basin Turbine Site Interest and the Permian Basin Common Site Interest.

          "Permian Basin Ground Lease" shall mean the Assignment, Amendment and
           --------------------------
     Restatement of the ground lease, substantially in the form of Exhibit D to the Participation Agreement, between Seller, Lessee and Owner Trustee, with appropriate inclusions with respect to the Permian Basin Site, as amended, modified or supplemented from time to time.

          "Permian Basin Site" shall mean the collective reference to the
           ------------------
     Permian Basin Turbine Site and the Permian Basin Common Site.

          "Permian Basin Support Agreements" shall mean the Permian Basin Ground
           --------------------------------
     Lease and the Permian Basin Facility Agreement.

          "Permian Basin Turbine Site" shall mean the land described as such on
           --------------------------
     Schedule PBS to the Participation Agreement and all rights of way, easements, permits and other appurtenances to such land described on Schedule PBS to the Participation Agreement (specifically excluding therefrom any Transmission Facilities).

          "Permian Basin Turbine Site Interest" shall mean TU Electric's 100%
           -----------------------------------
     undivided interest in the Permian Basin Turbine Site.

          "Permian Basin Turbines" shall mean the combustion turbines which are
           ----------------------
     described in Schedule PBF to the Participation Agreement.

          "Permitted Interest Liens" shall mean (a) the respective rights and
           ------------------------
     interests of Lessee, Owner Participant, Lessor,

     Indenture Trustee and Bondholders, as provided in the Operative Documents,
     (b) Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens, (c) Liens for Taxes either not delinquent or being contested in good faith and by appropriate proceedings, so long as such proceedings shall not involve any material danger of the sale, forfeiture or loss of any part of the Leased Assets, the Trust Estate, the Indenture Estate, title thereto or any interest therein, and shall not interfere with the use or disposition of any of the foregoing or any part thereof, or title thereto or any interest therein, or the payment of Rent, and Lessee shall have provided reserves if and to the extent deemed appropriate by it to be adequate for the payment of such Taxes, (d) materialmen's, mechanics', workers', repairmen's, employees', vendors', laborers' or other like Liens, the aggregate amount of which does not exceed $7,500,000, arising in the ordinary course of business for amounts either not due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any material danger of the sale, forfeiture or loss of any part of the Leased Assets, the Trust Estate, the Indenture Estate, title thereto or any interest therein and shall not interfere with the use or disposition of any of the foregoing or any part thereof, title thereto or interest therein, or the payment of Rent, and Lessee shall have provided reserves if and to the extent deemed appropriate by it to be adequate for the payment of such amounts, (e) Liens arising out of judgments or awards against Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either which have been bonded or for the payment of which adequate reserves shall have been provided so long as such judgment, award or appeal shall not involve any material danger of the sale, forfeiture or loss of any part of the Leased Assets, the Trust Estate, the Indenture Estate, title thereto or any interest therein and shall not interfere with the use or disposition of any of the foregoing or any part thereof or title thereto or interest therein, or the payment of Rent.

          "Permitted Investments" shall mean (i) obligations of the United
           ---------------------
     States of America, fully guaranteed as to interest and principal by the United States of America, (ii) certificates of deposit of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia which bank is a member of the Federal Reserve System, has a combined capital and surplus of not less than $100,000,000 and whose long-term unsecured debt rating is rated A or better by Standard and Poor's Corporation and (iii) commercial paper, rated P-l or better by Moody's Investors Services, Inc. and A-l or better by Standard and Poor's Corporation; provided, however, that no such investment made
                             --------  -------
     while there shall have occurred and be continuing an Indenture Default or an Indenture Event of Default shall be a Permitted

     Investment unless directed to be made by a Majority in Interest, and provided, further, that such investments shall mature not later than the
     --------  -------
     dates on which the moneys so invested shall be required to be applied pursuant to the terms of the Indenture.

          "Permitted Project Liens" shall mean (a) the reservations,
           -----------------------
     encumbrances and title defects set forth in Schedule 4 to the Participation Agreement and (b) Liens arising after the Funding Date for the Facility to which such Lien pertains with respect to the Site for such Facility so long as such Liens shall not, individually or in the aggregate, involve any material danger of the sale, forfeiture or loss of any part of the Leased Assets, the Trust Estate, the Indenture Estate, title thereto or any interest therein and shall not interfere with the use or disposition thereof or title thereto or interest therein, or the payment of Rent.

          "Person" shall mean any individual, partnership, corporation, trust,
           ------
     unincorporated association, joint venture, government or any department or agency thereof, or any other entity.

          "Place of Payment" shall mean the city in which Indenture Trustee
           ----------------
     Office is located.

          "Plan" shall have the meaning set forth in Section 5.1.7 of the
           ----
     Participation Agreement.

          "Points of Interconnection" shall mean the points of access where the
           -------------------------
     transmission system of TU Electric interconnects with the transmission system of another electric utility.

          "Power" shall mean electric capacity and associated Energy.
           -----

          "Predecessor Bonds" of any particular Bond shall mean every previous
           -----------------
     Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 2.08 of the Indenture in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

          "Prime Rate" shall mean the rate of interest publicly announced by
           ----------
     Morgan Guaranty Trust Company of New York, in New York, New York, from time to time as its prime or reference rate.

          "Principal Severable Alteration" shall mean (with respect to a
           ------------------------------
     Facility) one or more Severable Alterations having an aggregate cost in excess of $1 million.

          "Prudent Utility Practice" shall mean, at a particular time, either
           ------------------------
     any of the practices, methods and acts engaged in or approved by a significant portion of the investor-owned electrical utility industry prior thereto or any of the practices, methods or acts, which, in the exercise of reasonable judgment in the light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition. Prudent Utility Practice is not intended to be limited to the optimum practice, method or act, to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts.

          "PUC" shall mean the Public Utility Commission of the State of Texas
           ---
     or any successor thereto.

          "Purchase Price" shall mean, with respect to a Facility, the costs and
           --------------
     expenses incurred or reasonably estimated to be incurred through the date of commercial operation thereof for such Facility in connection with the design, engineering, acquisition, construction, erection, assembly, inspection, testing and completion of such Facility, which shall be includable in the capitalized costs thereof in accordance with sound accounting practice, including, without limitation (to the extent so includable in capitalized costs), (i) any property, sales, use and other taxes payable with respect to such Facility, (ii) all costs and expenses of construction of such Facility, including temporary facilities utilized by the Lessee, and of the purchase of equipment and materials for such Facility and (iii) interest and fees payable in connection with such Facility.

          "Record Date" shall have the meaning set forth in Section 2.09 of the
           -----------
     Indenture.

          "Redemption Date or Dates", when used with respect to any Bond or
           ------------------------
     portion thereof to be redeemed, shall mean the date or dates fixed for such redemption by or pursuant to the Indenture.

          "Redemption Price", when used with respect to any Bond or portion
           ----------------
     thereof to be redeemed, shall mean the applicable percentage of the principal amount thereof indicated in the Indenture as payable upon the redemption thereof or in the form of Bond for a series.

          "Refunded Bonds" shall have the meaning ascribed thereto in Section 18
           --------------
     of the Participation Agreement.

          "Refunding Bonds" shall have the meaning ascribed thereto in Section
           ---------------
     18 of the Participation Agreement.

          "Registration Statement" shall mean the registration statement on Form
           ----------------------
     S-3, including all exhibits and all documents incorporated in the Registration Statement by reference, filed with the Commission under the Securities Act in connection with the offer, issuance and sale of the Initial Series Bonds.

          "Reimbursement Amount" shall have the meaning ascribed thereto in
           --------------------
     subsection 2.1(b) of the Participation Agreement.

          "Renewal Term" shall mean any of the Fixed Rental Renewal Term or a
           ------------
     Fair Market Rental Renewal Term.

          "Rent" shall mean the collective reference to Basic Rent and
           ----
     Supplemental Rent.

          "Rent Payment Date" shall mean the collective reference to Basic Lease
           -----------------
     Commencement Date, Basic Rent Payment Dates and Interim Rent Payment Date.

          "Responsible Officer", when used with respect to Owner Trustee, shall
           -------------------
     mean an officer in its Corporate Trust Administration (or any successor group of Owner Trustee) or any other officer customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject. "Responsible
                                                                -----------
     Officer", when used with respect to the Indenture Trustee, shall mean any
     -------
     officer within the Corporate Trust Administration (or any successor group of the Indenture Trustee), including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Indenture Trustee's Office because of his knowledge of and familiarity with the particular subject.

          "Scrap Value" shall have the meaning accorded such term under GAAP.
           -----------

          "Section 13.1(a) Insureds" shall have the meaning ascribed thereto in
           ------------------------
     paragraph (a) of subsection 13.1 of the Lease.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
            --------------

          "Securities Exchange Act" shall mean the Securities Exchange Act of
           -----------------------
     1934, as amended.

          "Seller" shall mean Mesquite Power Corporation, a Texas corporation,
           ------
     its successors and assigns.

          "Service" shall mean the Internal Revenue Service of the United States
           -------
     of America.

          "Severable", when used with respect to any Alteration to a Facility,
           ---------
     shall mean any Alteration which can be readily removed from such Facility without (i) materially damaging such Facility or (ii) materially diminishing or impairing the value, Useful Life, utility or condition which such Facility would have had if the applicable Alteration had not been made.

          "Sinking Fund" shall mean, with respect to any series of Bonds, the
           ------------
     sinking fund provided for such series in the Indenture.

          "Site" shall mean either the Permian Basin Site or the De Cordova
           ----
     Site.

          "Stated Maturity", when used with respect to any Bond, shall mean the
           ---------------
     date specified in such Bond as the fixed date on which the principal of such Bond is due and payable.

          "Stipulated Interest Rate" at any time shall mean (i) with respect to
           ------------------------
     the portion of Rent equal in amount to principal, premium and (to the extent permitted by applicable law) interest on any Bond then due and payable, the Applicable Interest Rate of each such Bond and (ii) in respect of all other portions of Rent, 2% in excess of the Prime Rate.

          "Supplemental Alteration Financing" shall have the meaning ascribed
           ---------------------------------
     thereto in paragraph (c) of subsection 11.6 of the Lease.

          "Supplemental Rent" shall mean any and all amounts, liabilities and
           -----------------
     obligations other than Basic Rent which Lessee assumes or agrees to pay to or on behalf of Lessor, Owner Trustee, Owner Participant, any Bondholder, Indenture Trustee or any Indemnitee under any Operative Document (whether or not designated as Supplemental Rent), including, without limitation, Casualty Value, Fair Market Sale Value and Termination Value payments, or damages for breach of any covenants, representations, warranties, indemnities or agreements therein.

          "Support Agreements" shall mean, collectively, the Ground Leases and
           ------------------
     the Facilities Agreements.

          "Tax" shall mean any and all fees (including, without limitation,
           ---
     documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, sales, use, property (personal and real, tangible and intangible), intangibles, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions and interest thereon.

          "Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement,
           -----------------------
     dated as of December 1, 1989 between Owner Participant and Lessee substantially in the form of Exhibit G to the Participation Agreement, as amended, modified or supplemented from time to time.

          "Tax In-Service Date" shall mean, with respect to a Facility, the date
           -------------------
     such Facility was placed in service within the meaning of Section 1.168-2(1)(2) of the Proposed Treasury Regulations.

          "Termination Date" shall have the meaning set forth in subsection 7.2
           ----------------
     of the Lease.

          "Termination Value", as of the Basic Lease Commencement Date or any
           -----------------
     Basic Rent Payment Date, shall mean the aggregate Casualty Values of the Facilities subject to the Lease for such Basic Lease Commencement Date or Basic Rent Payment Date.

          "Texas Public Utility" shall mean a "public utility", "utility",
           --------------------
     "retail public utility", "electric utility" or "utility company", each within the meaning of the Texas Public Utility Regulatory Act, the Texas Tax Code or the Texas Business and Commerce Code.

          "Transaction Expenses" shall mean and include the fees, expenses,
           --------------------
     disbursements and costs incurred in connection with the preparation, execution and delivery of the Operative Documents and the Underwriting Agreement and the consummation of the transactions contemplated thereby including, without limitation, (i) counsel's fees (other than fees of Lessee's and Seller's counsel), expenses and disbursements (including those of Winthrop, Stimson, Putnam & Roberts, as special counsel to the Underwriters), (ii) fees and expenses of any accounting engineering firm(s) retained by Owner Participant, (iii) fees of Salomon Brothers Inc and the Underwriters, (iv) rating agency fees, (v) initial (but not ongoing) fees of Owner Trustee and Indenture Trustee, (vi) Taxes paid on the Funding Dates in respect of the recording of the Indenture, the Lease and the Ground Leases, (vii) printing and reproduction costs,
     (viii) premiums payable in respect of title insurance, (ix) appraisal fees,
     (x) costs incurred in connection with a current survey of the Sites, (xi) out-of-pocket expenses of Owner Participant and (xii) any other fees, expenses, disbursements and costs as shall have been agreed to between Owner Participant and Lessee.

          "Transfer" shall mean the transfer, by bill of sale or otherwise, by
           --------
     Lessor to any Person of all Lessor's right, title and interest in and to assets on an "as is, where is" basis, free and clear of all Lessor's Liens but otherwise without recourse, representation or warranty, express or implied, including an express disclaimer of representations and warranties in a manner comparable to that set forth in the second sentence of subsection 9.2 of the Lease, together with the due assumption by such Person of, and the due release of Lessor from, all Lessor's obligations and liabilities under the Support Agreements relating thereto by instrument or instruments satisfactory in form and substance to Lessee, and "Transferred"
                                                                    -----------
     shall be construed accordingly.

          "Transmission Facilities" shall have the meaning ascribed thereto in
           -----------------------
     Schedule 2 of the Participation Agreement.

          "Treasury Regulation" shall mean any regulation promulgated under the
           -------------------
     Code.

          "Trust Agreement" shall mean the Trust Agreement, dated as of December
           ---------------
     1, 1988, between Owner Participant and Owner Trustee substantially in the form attached as Exhibit E to the Participation Agreement, as amended, modified or supplemented from time to time.

          "Trust Estate" shall have the meaning set forth in subsection 2.2 of
           ------------
     the Trust Agreement.

          "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of
           -------------------      ---
     1939 as in force at the date as of which the Indenture was executed, except as provided in Section 11.06 of the Indenture.

          "TU Electric" shall mean Texas Utilities Electric Company, a Texas
           -----------
     corporation, its successors or assigns (including any subsequent obligor (within the meaning of the TIA) on the Bonds).

          "TU Electric Request" shall mean a written request signed in the name
           -------------------
     of TU Electric by its Chairman of the Board, President or one of its Vice Presidents or Assistant Vice Presidents and by its Treasurer or Secretary or one of its Assistant Treasurers or Assistant Secretaries, or by any authorized agent of TU Electric, and delivered to Indenture Trustee.

          "Turbine Site" shall mean either the Permian Basin Turbine Site or the
           ------------
     De Cordova Turbine Site.

          "Turbines" shall mean the Permian Basin Turbines and the De Cordova
           --------
     Turbines.

          "Underwriters" shall mean the underwriters named or referred to in the
           ------------
     Underwriting Agreement.

          "Underwriting Agreement" shall mean the Underwriting Agreement, dated
           ----------------------
     as of November 28, 1989, among Owner Trustee, TU Electric, Salomon Brothers Inc and Morgan Stanley & Co. Incorporated (acting either as underwriters or representatives of the underwriters named therein) relating to the purchase, sale and delivery of the Initial Series Bonds.

          "Useful Life" of a Facility shall mean the economic useful life of
           -----------
     such Facility as set forth in the Appraisal.

          "Utility Services" shall have the meaning ascribed thereto in Section
           ----------------
     2.3 of each Facility Agreement.

          "Wheeling Compensation" shall have the meaning ascribed thereto in
           ---------------------
     Section 3.3 of each Facility Agreement.

          "Wheeling Service" shall have the meaning ascribed thereto in Section
           ----------------
     3.1 of each Facility Agreement.

                                                                      SCHEDULE 1
                                                                      ----------

                                  ASSUMPTIONS
                                  -----------

          Based on the assumptions set forth below, the Basic Rent installments are as shown on Annex A hereto, Casualty Values are as shown on Annex B hereto and the Hypothetical Loan Amortization is as shown on Annex C hereto.


                              Part I
                              ------

Funding Dates                    December 6, 1989 for the Permian
                                 Basin Facility and the De
                                 Cordova Facility; all debt and
                                 equity investments in Purchase
                                 Price on such Funding Dates.
Initial Series Bonds             Interest payable on each January
                                 1 and July 1, commencing January
                                 1, 1990.

                                 (i)  Initial Series Bonds due
                                      January 1, 2005.

                                      a)  Interest Rate - 9.54%
                                      b)  Average Life -
                                          10.56163 years
                                          (including the Interim
                                          Term).

                                 (ii) Initial Series Bonds due
                                      January 1, 2018.

                                      a)  Interest Rate - 10.44%
                                      b)  Average Life -
                                          23.35874 years
                                          (including the Interim
                                          Term).
Amortization Schedule on the     As per Annex C hereto (in each
Bonds                            case, on a 12 30-day month,
                                 360-day year basis).

                              Part II
                              -------
Transaction Expenses             1.00% of Purchase Price, paid
                                 pro rata on each Funding Date,
                                 amortized over the Interim Lease
                                 Term and the Basic Term.

                                      1-2

                              Part III
                              --------
Purchase Price                   $42,500,000 for Permian Basin
                                 Facility

                                 $97,000,000 for De Cordova
                                 Facility

Tax Benefits (as a matter of     34.66% rate of tax; 100% of the
economics and subject to the     Purchase Price qualifying for
verification described in        15-year depreciation (150%
subsection 4.10 of the           declining balance switching to
Lease)                           straightline at the optimal
                                 point, taking into account a
                                 half-year election for the first
                                 year).

                                 Interest deductions on the Bonds
                                 available on an accrual basis.

Basic Rent                       Basic Rent deemed not to be
                                 received prior to Basic Rent
                                 Payment Date.

Owner Participant's Fiscal       December 31
Year-End

                              Part IV
                              -------
Interest on Bonds Payable on     Paid in accordance with the
or prior to first Basic Rent     Participation Agreement by Owner
Payment Date                     Participant only on January 1,
                                 1990, and, in part, on July 1,
                                 1990 at rate set forth in Part
                                 I.

                                      2-2

                                                                         Annex A
                                                                              to
                                                                      Schedule 1

                            Hypothetical Basic Rent

   Basic Rent      Percentage of     Basic Rent     Percentage
  Payment Date     Purchase Price   Payment Date        of
                                                     Purchase
                                                      Price

January 1, 1991         7.8803019  January 1, 2005   7.1997209
   July 1, 1991         4.1666084     July 1, 2005   3.0532323
January 1, 1992         4.3766740  January 1, 2006   5.4900501
   July 1, 1992         4.1565897     July 1, 2006   2.9952323
January 1, 1993         4.3866972  January 1, 2007   6.5545864
   July 1, 1993         4.1456135     July 1, 2007   2.8591381
January 1, 1994         4.3976688  January 1, 2008   7.5826515
   July 1, 1994         4.1336116     July 1, 2008   2.6792258
January 1, 1995         4.4096707  January 1, 2009   7.7625637
   July 1, 1995         4.1204471     July 1, 2009   2.5033923
January 1, 1996         4.4228352  January 1, 2010   7.9302765
   July 1, 1996         4.1060516     July 1, 2010   2.3176052
January 1, 1997         4.4372344  January 1, 2011   8.1241844
   July 1, 1997         4.0902542     July 1, 2011   2.1192452
January 1, 1998         4.4530282  January 1, 2012   8.3225444
   July 1, 1998         4.0729523     July 1, 2012   1.9074142
January 1, 1999         6.3138125  January 1, 2013   8.5343753
   July 1, 1999         3.9660632     July 1, 2013   1.6811394
January 1, 2000         6.4750238  January 1, 2014   8.7606502
   July 1, 2000         3.8463858     July 1, 2014   1.4367910
January 1, 2001         6.5947729  January 1, 2015   9.0049986
   July 1, 2001         3.7152877     July 1, 2015   1.0417548
January 1, 2002         6.7260404  January 1, 2016   9.4000347
   July 1, 2002         3.5716748     July 1, 2016   0.6054826
January 1, 2003         6.8698827  January 1, 2017   9.8363070
   July 1, 2003         3.4143503     July 1, 2017   0.6655690
January 1, 2004         7.0272535  January 1, 2018   9.7762205
   July 1, 2004         3.2420148     July 1, 2018   0.7251243

                                                                         Annex B
                                                                              to
                                                                      Schedule 1

                          Hypothetical Casualty Values

   Basic Rent      Percentage of     Basic Rent     Percentage
  Payment Date     Purchase Price   Payment Date        of
                                                     Purchase
                                                      Price

   July 1, 1990         107.74179  January 1, 2005   101.66089
January 1, 1991         112.52633     July 1, 2005    97.59726
   July 1, 1991         109.80445  January 1, 2006    97.73353
January 1, 1992         110.76876     July 1, 2006    95.32903
   July 1, 1992         111.49041  January 1, 2007    95.45668
January 1, 1993         112.38099     July 1, 2007    91.86024
   July 1, 1993         112.98566  January 1, 2008    92.01029
January 1, 1994         113.78314     July 1, 2008    87.22029
   July 1, 1994         114.27647  January 1, 2009    87.40090
January 1, 1995         114.99077     July 1, 2009    82.26686
   July 1, 1995         115.37908  January 1, 2010    82.46510
January 1, 1996         116.01467     July 1, 2010    76.98930
   July 1, 1996         116.29597  January 1, 2011    77.20454
January 1, 1997         116.84902     July 1, 2011    71.34865
   July 1, 1997         117.01411  January 1, 2012    71.58168
January 1, 1998         117.47749     July 1, 2012    65.32903
   July 1, 1998         117.51597  January 1, 2013    65.58142
January 1, 1999         117.88190     July 1, 2013    58.90536
   July 1, 1999         115.85819  January 1, 2014    59.17880
January 1, 2000         116.14905     July 1, 2014    52.05185
   July 1, 2000         113.78310  January 1, 2015    52.35204
January 1, 2001         114.01479     July 1, 2015    44.79204
   July 1, 2001         111.33927  January 1, 2016    45.31638
January 1, 2002         111.51278     July 1, 2016    37.16804
   July 1, 2002         108.50453  January 1, 2017    37.95738
January 1, 2003         108.62102     July 1, 2017    29.18084
   July 1, 2003         105.25530  January 1, 2018    29.72267
January 1, 2004         105.31907     July 1, 2018    20.72512
   July 1, 2004         101.59590

                                                                         Annex C
                                                                              to
                                                                      Schedule 1


 Redemption Date   Stated Maturity

January 1, 1991        11.94970254
   July 1, 1991         0.00000000
January 1, 1992         0.79232017
   July 1, 1992         0.00000000
January 1, 1993         0.86803678
   July 1, 1993         0.00000000
January 1, 1994         0.94916171
   July 1, 1994         0.00000000
January 1, 1995         1.04110330
   July 1, 1995         0.00000000
January 1, 1996         1.13845322
   July 1, 1996         0.00000000
January 1, 1997         1.24932396
   July 1, 1997         0.00000000
January 1, 1998         1.36830719
   July 1, 1998         0.00000000
January 1, 1999         8.45321796
   July 1, 1999         0.00000000
January 1, 2000         9.46457545
   July 1, 2000         0.00000000
January 1, 2001        10.36776636
   July 1, 2001         0.00000000
January 1, 2002        11.35749054
   July 1, 2002         0.00000000
January 1, 2003        12.44186047
   July 1, 2003         0.00000000
January 1, 2004        13.62898864
   July 1, 2004         0.00000000
January 1, 2005        14.92969173
                       -----------
                       100.0000000%

                                                                         Annex C
                                                                              to
                                                                      Schedule 1


 Redemption Date   Stated Maturity

January 1, 2006         1.89962620
   July 1, 2006         0.00000000
January 1, 2007         4.45738097
   July 1, 2007         0.00000000
January 1, 2008         5.89251792
   July 1, 2008         0.00000000
January 1, 2009         5.75893131
   July 1, 2009         0.00000000
January 1, 2010         6.08493167
   July 1, 2010         0.00000000
January 1, 2011         6.49672161
   July 1, 2011         0.00000000
January 1, 2012         6.93792512
   July 1, 2012         0.00000000
January 1, 2013         7.41099332
   July 1, 2013         0.00000000
January 1, 2014         8.00294136
   July 1, 2014         0.00000000
January 1, 2015        12.93829279
   July 1, 2015         0.00000000
January 1, 2016        14.28886574
   July 1, 2016         0.00000000
January 1, 2017        15.78160426
   July 1, 2017         0.92652736
January 1, 2018         3.12274036
                       -----------
                       100.0000000%